Exhibit 10.1

EXECUTION VERSION

Dated March 10, 2022

Bridge Loan Agreement

between

B. Riley Principal Commercial Capital, LLC,

a Delaware limited liability company

and

FaZe Clan Inc.

a Delaware corporation

B. RILEY PRINCIPAL COMMERCIAL CAPITAL, LLC

BRIDGE LOAN AGREEMENT

This Bridge Loan Agreement (this “Agreement”) is made and entered into as of March 10, 2022 (the “Effective Date”), by and between Faze Clan Inc., a Delaware corporation (the “Company”), and B. Riley Principal Commercial Capital, LLC, a Delaware limited liability company (the “Lender”). Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth Exhibit A.

The parties hereby agree as follows:

Section 1 Amount and Terms of Commitments

1.1	Terms Loan Commitments.

(a) Subject to the terms and conditions of this Agreement, the Lender agrees to make:

(i) on the Effective Date, in a single advance, a Term Loan in an amount equal to $10,000,000 (the “Initial Term Loan”); and

(ii) upon receipt of a Borrowing Notice, in a second advance on the Borrowing Date specified in the Borrowing Notice (which shall not be fewer than three (3) Business Days after the date of delivery of the Borrowing Notice), a Term Loan in an amount equal to $10,000,000 (the “Final Term Loan”).

(b) Amounts borrowed under Section 2.1(a) and repaid or prepaid may not be reborrowed.

1.2 Procedures for Term Loan Borrowing.

(a) Initial Term Loan. On the Effective Date, the Lender shall wire to the Company’s account specified in writing to the Lender, the Initial Term Loan in immediately available funds.

(b) Final Term Loan.

(i) In connection with the Final Term Loan under this Agreement, the Company shall deliver to Lender an irrevocable Borrowing Notice on any Business Day during the Term Loan Commitment Period, which notice must be received no later than 10:00 A.M. Eastern Time three (3) Business Days prior to the requested Borrowing Date.

(ii) Upon receipt of a Borrowing Notice, the Lender shall wire to the Company’s account specified in the Borrowing Notice no later than 11:00 A.M. Eastern Time on the Borrowing Date the Final Term Loan in immediately available funds.

1.3 Interest.

(a) Computation of Interest. Interest on the outstanding principal amount of the Term Loans shall accrue at an interest rate of 7% per annum, compounded quarterly. All computations of interest for Term Loans shall be made on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed. In no event shall any interest charged, collected or reserved in respect of a Term Loan exceed the maximum rate then permitted by applicable law, and if any payment of interest made by the Company in respect of a Term Loan exceeds such maximum rate, then such excess sum shall be credited by the Lender as a payment of principal.

(b) Payment of Interest. Unless or until the Term Loans are converted to Secured Convertible Promissory Notes as described in Section 4, accrued interest on the outstanding principal amount of the Term Loans shall be paid in kind and capitalized on the last Business Day of each calendar quarter and shall be paid in cash on the Maturity Date.

1.4 Security Interest. The Term Loans shall be secured in accordance with the provisions of a Pledge and Security Agreement with the Company, in the form attached hereto as Exhibit B (the “Pledge and Security Agreement”) and shall be subject to an Intercreditor Agreement between the Lender and each of CPH and Cox, in the form attached hereto as Exhibit C (the “Intercreditor Agreement”).

1.5 Repayment. Unless converted into Secured Convertible Promissory Notes as described in Section 3, the aggregate principal amount outstanding and accrued and unpaid interest of the Term Loans shall be due and payable by the Company on the Maturity Date. The Company may at any time and from time to time prepay the Term Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Lender no later than 11:00 A.M. at least three (3) Business Days prior thereto.

1.6 Payments. All payments shall be made in lawful money of the United States of America at the principal office of the Lender, or at such other place as the Lender may from time to time designate in writing to the Company. Payment shall be credited first to accrued interest due and payable, with any remainder applied to principal.

Section 2 Conditions Precedent to Extension of Credit

2.1 Conditions of the Lender’s Obligations. The obligations of the Lender to make the Term Loans is subject to the fulfillment or waiver of each of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties of the Company contained in Section 4 shall be true and correct in all material respects on the Effective Date except for (i) representations and warranties made as of a particular date, which shall be true and correct in all material respects on and as of that particular date, and (ii) representations and warranties that are qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects on and as of the Effective Date or such earlier date, as the case may be.

(b) Loan Documents. The Company shall have delivered to the Lender:

(i) A duly executed copy of this Agreement;

(ii) A duly executed copy of the Pledge and Security Agreement;

(iii) Duly executed copies of all ancillary documents required to perfect the Lender’s security interests in the collateral contemplated by the Pledge and Security Agreement;

(iv) A duly executed copy of the Intercreditor Agreement; and

(v) A duly executed waiver, waiving the Merger Agreement condition requiring the Acquiror Closing Cash (as defined in the Merger Agreement) to be no less than the Minimum Acquiror Closing Cash Amount (as defined in the Merger Agreement).

(c) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance of Term Loans pursuant to this Agreement shall be obtained and effective as of the Effective Date or Borrowing Date, as applicable.

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(d) Certificates and Documents. The Company shall have delivered to the Lender:

(i) the Certificate of Incorporation of the Company (as amended and restated through the Effective Date, the “Charter”), certified as of a recent date by the Secretary of State of the State of Delaware;

(ii) a certificate issued by the Secretary of State of the State of Delaware certifying as to the good standing of the Company in the State of Delaware; and

(iii) a customary certificate of the Secretary of the Company, dated as of the date of the Effective Date, in the form reasonably approved by the Lender, certifying:

A.	true and correct copies of the Company’s Charter;

B.	true and correct copies of the resolutions of the Company’s Board of Directors approving the Transaction Documents and the transactions contemplated thereby; and

C.	the names and titles of the officers authorized to execute and deliver the Transaction Documents.

Section 3 Conversion to Secured Convertible Promissory Notes. In the event that the Merger Agreement is terminated without completion of the merger contemplated thereby, the Company will issue to the Lender on the date of such termination in exchange for the Term Loans, a secured convertible promissory note on substantially the same terms as the Cox Secured Convertible Promissory Notes, substantially in the form attached hereto as Exhibit D (the “Secured Convertible Promissory Note”) in an aggregate principal amount (the “Conversion Amount”) equal to the outstanding principal balance (including capitalized interest) and the unpaid accrued interest of the Term Loans on such date. On the date on which the Merger Agreement terminates, the Conversion Amount will automatically convert to the principal balance on a Secured Convertible Promissory Note. The Company and Lender acknowledge that the conversion of the Term Loans into a Secured Convertible Promissory Note may require the Company’s and Lender’s execution of certain agreements similar to the Cox Secured Convertible NPA and the Company and Lender agree to execute all such agreements in connection with the conversion.

Section 4 Representations and Warranties of the Company. The Company represents and warrants to the Lender that, except as set forth on the Disclosure Schedule attached hereto as Annex 1, the following representations and warranties are true and complete as of the Effective Date and as of the date of each borrowing of Term Loans hereunder. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 4; provided, however, that the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 4 to the extent it is readily apparent on its face from a reading of a given disclosure that such disclosure is applicable to such other sections and subsections. All references herein to the Company’s “knowledge” refer to the actual knowledge of the Company’s directors and officers and those of its key employees who would reasonably have extensive knowledge of any of the matters covered in this Section 4 (including, without limitation, senior finance and legal personnel), all following reasonable inquiry.

4.1 Organization, Qualifications and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified or registered to do business as a foreign corporation in each jurisdiction in which the failure to be so duly qualified or registered would be reasonably likely to have a Material Adverse Effect. The Company has all required corporate power and authority (i) to carry on its business as now conducted and as currently proposed to be conducted, and (ii) to enter into and perform this Agreement and the other Transaction Documents. The Company is not in violation, breach or default of any term of its governing documents.

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4.2 Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, which have been made or will be made in a timely manner.

4.3 Corporate Documents. The Charter and Bylaws of the Company are in the form provided to the Lender. The copy of the minute books of the Company provided to the Lender contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

4.4 [Reserved].

4.5 Subsidiaries. Except as set forth in Section 4.5 of the Disclosure Schedule, the Company does not presently own, have any investment in, or control, directly or indirectly, any corporation, partnership, limited liability company, association or other entity. All subsidiaries of the Company are identified in Section 4.5 of the Disclosure Schedule.

4.6 Financial Statements. The Company has delivered to the Lender the unaudited consolidated balance sheet of the Company as of December 31, 2021 (the “Balance Sheet Date”) and the related consolidated statements of operations, cash flows and stockholders’ equity for the Company for the twelve (12) months ended December 31, 2021 (collectively, the “Financial Statements”). The Financial Statements are complete and correct in all material respects, are in accordance with the books and records of the Company and fairly and accurately present the Company’s financial position as of each such specified date and the results of operations and changes in its financial position for such period then ended, subject to normal year-end audit adjustments, and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, except that they may not contain all footnotes required by GAAP.

4.7 Absence of Liabilities. Except as set forth in the Financial Statements or on Section 4.7 of the Disclosure Schedule, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the most recent Financial Statements, (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements. Except as set forth in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or entity. The Company maintains a standard system of accounting established and administered in accordance with GAAP.

4.8 Authorization of Agreements, Etc. This Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby have been duly approved and authorized by all requisite corporate action on the part of the Company. This Agreement constitutes, and each of the other Transaction Documents when executed and delivered by the Company will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, in accordance with their respective terms, and the consummation by the Company of the transactions contemplated hereby and thereby will not result (with or without the giving of notice of the lapse of time or both) in any conflict, violation, breach or default, or the creation of any Lien, or the termination, acceleration, vesting or modification of any right or obligation under or in respect of (a) the Company’s Charter or Bylaws, (b) any judgment, decree, order, statute, rule or regulation binding on or applicable to the Company, or (c) any material agreement or instrument to which the Company is a party or by which the Company or any of its assets is bound. The Company is not in violation, breach or default of any term of any agreement to which it is a party or by which it is bound, except for violations, breaches or defaults that, individually or in the aggregate, do not result in a Material Adverse Effect.

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4.9 Litigation. Except as set forth on Section 4.9 of the Disclosure Schedule, there is no action, proceeding or investigation pending or, to the Company’s knowledge, threatened, or any basis therefor known to the Company, asserted against the Company or that questions or could affect the validity of this Agreement, or the other Transaction Documents, or the right of the Company to enter into this Agreement or the other Transaction Documents or to consummate the transactions contemplated hereby and thereby, or which might result, either individually or in the aggregate, in a Material Adverse Effect, nor does the Company have actual knowledge of any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. As of the date hereof, there is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

4.10 Intellectual Property; Data Privacy. Except as set forth on Section 4.10 of the Disclosure Schedule:

(a) The Company owns or possesses, or can acquire on commercially reasonable terms sufficient legal rights to, all Company Intellectual Property without any known conflict with, or infringement of, the rights of others, including prior employees or consultants with which any of them may be affiliated now or may have been affiliated in the past. No product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any third party. Other than with respect to commercially available software products under standard end-user object code license agreements and non-exclusive licenses to the Company’s trademarks, service marks, trade names, there are no outstanding and material options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any third party.

(b) The Company has not received any written communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any third party. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or persons it currently intends to hire) made prior to their employment by the Company, including prior employees or consultants, with which any of them may be affiliated now or may have been affiliated in the past, other than inventions assigned or licensed to the Company. Each employee and consultant has assigned to the Company all intellectual property rights he, she or it owns that are related to the Company’s business as now conducted and as presently proposed to be conducted and all intellectual property rights that he, she or it solely or jointly conceived, reduced to practice, developed or made during the period of his, her or its employment or consulting relationship with the Company that (a) relate, at the time of conception, reduction to practice, development, or making of such intellectual property right, to the Company’s business as then conducted or as then proposed to be conducted, (b) were developed on any amount of the Company’s time or with the use of any of the Company’s equipment, supplies, facilities or information or (c) resulted from the performance of services for the Company.

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(c) Section 4.10(c)(i) of the Disclosure Schedule lists all patents, patent applications, registered trademarks, trademark applications, service marks, service mark applications, tradenames, registered copyrights, and licenses to and under any of the foregoing, in each case owned by the Company. The Company has no knowledge of any infringement by any third party with respect to the patents, patent applications, registered trademarks, trademark applications, service marks, service mark applications, tradenames, registered copyrights, and licenses owned by the Company for which the Company has not taken (i) appropriate action to demand that such third-party cease and desist such infringement and (ii) all other reasonable steps required to police such intellectual property to avoid a loss of rights therein. Other than as set forth on Section 4.10(c)(ii) of the Disclosure Schedule, the Company has not, at any time in the prior twelve (12) months, taken any action to request or demand that any third party cease and desist any infringement with respect to the patents, patent applications, registered trademarks, trademark applications, service marks, service mark applications, tradenames, registered copyrights, and licenses owned by the Company.

(d) In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any Personal Information, the Company is and has been in compliance in all material respects with all applicable laws in all relevant jurisdictions, the Company’s privacy policies and the requirements of any contract or codes of conduct to which the Company is a party. The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. The Company is and has been in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations.

4.11 Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, the violation of which has resulted, or could reasonably be expected to result, in a Material Adverse Effect on the Company.

4.12 Insurance. The Company has in full force and effect insurance policies concerning such casualties as would be reasonable and customary for companies like the Company with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

4.13 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

4.14 Material Agreements. With respect to each material agreement to which the Company is a party: (i) the Company has not materially breached, been in material default under, or received any written notice of breach or default under (or of any condition which with the passage of time or the giving of notice would cause a breach or default under) such agreement; (ii) to the Company’s knowledge, no other party to such agreement has breached or is in default of any of its obligations thereunder, and no event has occurred which would result in a breach or default thereunder or would give rise to any right of termination, cancellation, acceleration or loss of benefit (in each case, with or without notice or lapse of time or both); and (iii) such agreement is in full force and effect and is a valid and binding obligation of the Company, and, to the Company’s knowledge, each other party thereto.

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4.15 Tangible Properties. The Company has good and valid title to all of its tangible properties, including all tangible assets reflected in the Financial Statements, and, except as set forth on Section 4.15 of the Disclosure Schedule, such property is not subject to any Liens. Each lease or other agreement to which the Company is a party and under which it is the lessee of any property, real or personal, is a valid and binding agreement, in full force and effect, without any default of the Company, as the case may be, thereunder. To the Company’s actual knowledge, no event has occurred and is continuing that, with due notice or lapse of time or both, would constitute a material breach of or a default under any such lease or agreement. The possession by the Company of any such property has not been disturbed nor has any claim been asserted against the Company that has resulted, or that could reasonably be expected to result, in a Material Adverse Effect.

4.16 Employees.

(a) As of February 18, 2022, the Company employed 100 employees and engages 168 consultants or independent contractors.

(b) To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. To the Company’s knowledge, neither the execution or delivery of the Transaction Documents, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is obligated as of the date hereof.

(c) The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it through the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity, or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

4.17 Absence of Changes. Since the Balance Sheet Date, except as set forth in Section 4.17 of the Disclosure Schedule, there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that has or would have a Material Adverse Effect;

(c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

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(d) any satisfaction or discharge of any Lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g) any resignation or termination of employment of any officer or executive-level employee (including division director and vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property;

(h) any mortgage, pledge, transfer of a security interest in, or Lien, created by the Company, with respect to any of its material properties or assets, except Liens for taxes not yet due or payable, and Liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(i) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(k) any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(l) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(m) to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(n) any arrangement or commitment by the Company to do any of the things described in this Section 4.17.

4.18 Tax Returns and Payments. Except as set forth on Section 4.18 of the Disclosure Schedule: (i) there are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid; (ii) there are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed; (iii) there have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency; and (iv) the Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

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4.19 Disclosure. The Company has made available to the Lender all the information reasonably available to the Company that the Lender has requested for deciding whether to issue the Term Loans. No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to the Lender on the Effective Date contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that the Company has not delivered to the Lender, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

Section 5 Affirmative Covenants of the Company. The Company covenants and agrees with the Lender that until all principal of and interest on the Term Loans and all other amounts due or which become due hereunder are repaid in full and the Lender has no further obligations to extend credit or may other accommodations hereunder or under any other Transaction Document:

5.1 Tax Filings. The Company will file all tax returns and, if applicable, pay all applicable taxes.

5.2 Financial Statements. The Company shall deliver to the Lender:

(a) promptly upon becoming available, but in any event not later than 45 days after the end of each of the first three quarters of each fiscal year, an unaudited balance sheet of the Company as of the end of such quarter and the related statements of operations, cash flows and stockholders’ equity for the Company for such quarter; and

(b) promptly upon becoming available, but in any event not later than thirty (30) days after the end of each calendar month, a report of revenues for the Company for such month.

5.3 Notice of Certain Events. The Company will furnish (or cause to be furnished) to the Lender written notice of the following not later than two (2) Business Days after the Company becomes aware, or should have reasonably become aware following the exercise of due care, of the occurrence of the following:

(a) the occurrence of any Event of Default;

(b) the hiring of any new employee whose aggregate annual compensation (including salary, benefits and bonus) would exceed $200,000;

(c) the formation or acquisition of a subsidiary of the Company; and

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

5.4 Existence; Conduct of Business. The Company will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, consents, privileges and franchises material to the conduct of its business and to maintain its qualification to do business in each jurisdiction where the failure to do so could reasonably be expected to have a Material Adverse Effect.

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Section 6 Negative Covenants of the Company. The Company covenants and agrees with the Lender that until all principal of and interest on the Term Loans and all other amounts due or which become due hereunder are repaid in full and the Lender has no further obligations to extend credit or may other accommodations hereunder or under any other Transaction Document, the Company shall not:

6.1 Indebtedness/Subordination. Create, incur, assume or permit to exist, any indebtedness (other than Permitted Indebtedness). As used herein, “Permitted Indebtedness” means (i) indebtedness incurred pursuant to this Agreement or any of the Term Loans, (ii) the CPH Secured Convertible Promissory Notes outstanding on the Effective Date, (iii) the Cox Secured Convertible Promissory Notes outstanding on the Effective Date, (iv) senior indebtedness with one or more Banks (as defined below) approved by the Company and the Lender, it being agreed that the Lender shall execute and deliver such documentation reasonably acceptable to the Lender that shall be reasonably necessary or appropriate to evidence such senior secured status, including, without limitation, one or more subordination agreements, (v) all existing and future indebtedness related to equipment capital or operating leases, and (vi) extensions, refinancings, modifications, amendments and restatements of any item of Permitted Indebtedness described in clauses (i) through (v). The Lender agrees that the Term Loans shall rank junior to the Permitted Indebtedness contemplated by clauses (ii) through (v) of the immediately preceding sentence. As used herein, “Bank” means any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia having total assets in excess of $1,000,000,000.

6.2 Liens. Create, incur, assume or permit to exist, any Lien on any of Company’s assets (other than Permitted Liens (as defined in the Pledge and Security Agreement)).

6.3 Restricted Payments. Pay dividends or other distributions to any of the Company’s stockholders.

Section 7 Events of Default. Upon an Event of Default, as set forth below, and receipt of a written election submitted by the Lender requesting repayment pursuant to an Event of Default, the balance of any Term Loan hereunder shall become immediately due and payable and any commitment to make any additional Term Loan hereunder shall immediately terminate in full; provided that, solely with regard to an Event of Default under Section 7.1 or 7.4 below, such Event of Default has not been cured prior to the third (3rd) Business Day after the Company’s receipt of such written election; and provided further that the balance of any Term Loan hereunder shall become immediately due and payable and any commitment to make any additional Term Loan hereunder shall immediately terminate in full, in each case automatically and without notice to the Company upon the occurrence of any Event of Default referred to in Section 7.5 or 7.6 below. The occurrence of any of the following shall constitute an “Event of Default” hereunder:

7.1 the failure of the Company to pay any of the principal, interest or any other amounts payable under this Agreement when due and payable;

7.2 the failure of the Company or any subsidiary of the Company to observe or perform in any material respect any obligation or covenant to be observed or performed by the Company or any subsidiary of the Company under this Agreement, the Pledge and Security Agreement or any other Transaction Document within five (5) Business Days after receiving written notice from the Lender to perform or observe such obligation;

7.3 the entry of a material judgment, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect that is not discharged by the Company or such subsidiary within five (5) Business Days of the entry of such material judgment;

7.4 the Company or any subsidiary of the Company is in default or otherwise fails to perform its obligations under any agreement to which the Company or any subsidiary of the Company is a party resulting in the right of the other party or parties thereto, whether or not exercised, to accelerate the maturity of indebtedness thereunder;

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7.5 the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or seeks the appointment of a custodian, receiver, trustee (or other similar official) of the Company or all or any substantial portion of the Company’s assets, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing, or fails to generally pay its debts as they become due; or

7.6 an involuntary petition is filed, or any proceeding or case is commenced, against the Company (unless such proceeding or case is dismissed or discharged within sixty (60) days of the filing or commencement thereof) under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, liquidation or moratorium statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is applied or appointed for the Company or to take possession, custody or control of any property of the Company, or an order for relief is entered against the Company in any of the foregoing.

Upon the occurrence of an Event of Default and for so long as an Event of Default shall be continuing, and without constituting a waiver of any such Event of Default, interest under this Note shall accrue at an annual rate equal to the lower of (i) thirteen percent (13.0%) and (ii) the highest rate of interest allowable under law.

Section 8 Miscellaneous.

8.1 Survival. Unless otherwise set forth in this Agreement, the representations and warranties of the Company contained in or made pursuant to this Agreement or any other Transaction Document, or any other instrument delivered in connection herewith or therewith, shall survive the execution and delivery of this Agreement and each other Transaction Document.

8.2 No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

8.3 Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Lender.

8.4 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or four (4) Business Days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (i) if to the Company, as set forth below the Company’s name on the signature page of this Agreement, and (ii) if to the Lender, as set forth below the Lender’s name on the signature page of this Agreement, or at such other address as the Company or such Lender may designate by advance written notice to the other parties hereto in accordance with the provisions of this Section 8.4.

8.5 Binding Effect; Assignment. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the Company and the Lender and their respective and permissible heirs, successors and assigns. Neither party may assign either this Agreement or any of its rights, interests, nor obligations hereunder without the prior written approval of the other party, provided that the Lender may, without such consent, assign this Agreement or any of its rights or interests hereunder to a permitted assignee or transferee of any Term Loan hereunder.

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8.6 Headings; Interpretation. In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined, (ii) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Agreement, and (iii) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

8.7 No Finder’s Fees. Each party represents that it neither is nor shall be obligated for any finder’s or broker’s fee or commission in connection with the transactions contemplated by this Agreement. The Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Lender or any of its directors, officers, partners, members, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Lender from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.8 Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes any other prior understandings or agreements concerning the subject matter hereof.

8.9 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.10 Governing Law; Venue. This Agreement and the agreements and the transactions contemplated herein shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to principles of conflict of laws or choice of laws. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any federal or state court located within the geographic jurisdiction of the United States District Court for the Southern District of New York in connection with any matter based upon or arising out of this Agreement and the agreements and the transactions contemplated herein, agrees that process may be served upon it in any manner authorized by the laws of the State of New York and waives and covenants not to assert or plead any objection that it might otherwise have to jurisdiction, venue and such process.

8.11 Counterpart; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement may be executed and delivered by facsimile, or by e-mail in portable document format (.pdf), and delivery of the signature page by such method shall be deemed to have the same effect as if the original signature had been delivered to the other parties.

8.12 Further Assurances. From and after the date of this Agreement, upon the request of the Lender or the Company, the Company and the Lender shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

8.13 Costs and Expenses. The Company shall reimburse the Lender for all reasonable out-of-pocket expenses actually incurred in connection with the negotiation and preparation of the agreements and documents and the negotiation of the transactions contemplated hereby and thereby, including, without limitation, attorneys’, consultants’, and accountants’ fees.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Bridge Loan Agreement as of the Effective Date.

COMPANY:

FAZE CLAN INC.

By:	/s/ Lee Trink
Name:	Lee Trink
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO BRIDGE LOAN AGREEMENT]

LENDER:

B. RILEY PRINCIPAL COMMERCIAL CAPITAL, LLC

By:	/s/ Daniel Shribman
Name:	Daniel Shribman
Title:	Chief Information Officer

Address:	11100 Santa Monica Blvd., 8th Floor
Los Angeles, CA 90025
Attention:	Mandy Lindly (mlindly@brileyfin.com)
Paul Choi (pchoi@brileyfin.com)

[SIGNATURE PAGE TO BRIDGE LOAN AGREEMENT]

EXHIBIT A

Definitions

“Borrowing Date” means any Business Day specified by the Company in a Borrowing Notice as a date on which the Company requests the Lender to make Term Loans hereunder.

“Borrowing Notice” with respect to the request for a borrowing of Term Loans hereunder, means a notice from the Company, containing the full amount of the amount requested and the Borrowing Date.

“Business Day” means a day other than a Saturday, Sunday or other day on which Banks in New York City are authorized or required by law to close.

“Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases as are necessary to the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

“Cox” means Cox Investment Holdings, Inc., a Delaware corporation.

“Cox Secured Convertible NPA” means that certain Secured Convertible Note Purchase Agreement dated August 16, 2021 entered into by and between the Company and Cox, as amended from time to time.

“Cox Secured Convertible Promissory Note” means a Secured Convertible Promissory Note issued pursuant to the terms of the Cox Secured Convertible NPA.

“CPH” means CPH Phase II SPV LP, a Delaware limited partnership.

“CPH Secured Convertible NPA” means that certain Secured Convertible Note Purchase Agreement dated December 15, 2020 entered into by and between the Company and CPH, as amended from time to time.

“CPH Secured Convertible Promissory Note” means a Secured Convertible Promissory Note issued pursuant to the terms of the CPH Secured Convertible NPA.

“Lien” means any restrictions or conditions on transfer or assignment or mortgage, pledge, lien, security interest, lease, charge or encumbrance (other than Permitted Liens (as defined in the Pledge and Security Agreement)).

“Material Adverse Effect” means a material adverse effect on the assets, liabilities, financial condition, business or results of operations of the Company. For purposes of this Agreement and the Term Notes, the term “Material Adverse Effect” does not include any events, effects, circumstances, changes, occurrences, facts or developments resulting from or relating to epidemics, pandemics, disease outbreaks, public health emergencies, or other force majeure events.

“Maturity Date” means with respect to each Term Loan, the closing date of the Merger Agreement.

Ex A

“Merger Agreement” means that certain Agreement and Plan of Merger by and among B. Riley Principal 150 Merger Corp., a Delaware corporation, BRPM Merger Sub, Inc., a Delaware corporation, and the Company.

“Personal Information” means personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties.

“Term Loan” means, collectively, the Initial Term Loan and the Final Term Loan.

“Term Loan Commitment” means the obligation of the Lender to make a Term Loan to the Company in the aggregate principal amount of $20 million.

“Term Loan Commitment Period” means the period from and including the date of this Agreement to but excluding the Maturity Date.

“Term Note” means a promissory note of the Company payable to the Lender, in substantially the form of Exhibit E hereto, evidencing the aggregate indebtedness of the Company to the Lender resulting from the Term Loans made by the Lender.

“Transaction Document” means, collectively, this Agreement, each Term Note, the Pledge and Security Agreement, and the Intercreditor Agreement.

Ex A

EXHIBIT B

Form of Pledge and Security Agreement

[See attached]

Ex B

Exhibit B

Dated March 10, 2022

Pledge and Security Agreement

between

B. Riley Principal Commercial Capital, LLC,

a Delaware limited liability company

and

FaZe Clan Inc.

a Delaware corporation

i

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as amended, restated or otherwise modified from time to time, this “Agreement”) is made as of March 10, 2022, by and between Faze Clan Inc., a Delaware corporation (the “Company”), and B. Riley Principal Commercial Capital, LLC, a Delaware limited liability company (the “Secured Party”).

RECITALS

(A)	The Secured Party has advanced funds to the Company in exchange for the issuance to the Secured Party of one or more Term Notes evidencing the Company’s obligation to repay the Secured Party’s loans of such advanced funds.

(B)	The parties have agreed that the Company’s obligations under such Term Notes will be secured by the Company’s grant to the Secured Party of a security interest in and to certain collateral, pursuant to the terms and conditions of this Agreement and the Loan Agreement (as hereinafter defined).

(C)	The parties acknowledge and agree that this Agreement is subject to the terms of (i) the Intercreditor Agreement, by and among, the Company, the Secured Party, CPH Phase II SPV LP and CPH Phase III SPV LP, dated as of the date of this agreement (the “CPH Intercreditor Agreement”) and (ii) the Intercreditor Agreement, by and among the Company, the Secured Party and Cox Investment Holdings, Inc., dated as of the date of this agreement (the “Cox Intercreditor Agreement” and, together with the CPH Intercreditor Agreement, the “Intercreditor Agreements”).

(D)	Capitalized terms not defined herein shall have the meaning set forth for such terms in the Loan Agreement (including by reference to the Term Notes).

Now, therefore, the parties hereby agree as follows.

ARTICLE I

SECURITY

Section 1.01 Grant of Security Interest. As security for payment and performance of all Indebtedness (as defined below) issued under the Loan Agreement and related Transaction Documents as and when due, the Company hereby pledges and grants to the Secured Party a lien and security interest in the Collateral (as defined below). For purposes of this Agreement, “Indebtedness” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Secured Party or any other lender pursuant to the terms of (i) the Loan Agreement, (ii) this Agreement, and (iii) the other documents executed in connection with the documents described in the foregoing clauses (i) through (ii), including, without limitation, all interest, fees, charges, expenses, costs of collection, attorneys’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest), and whether or not allowed or allowable as a claim in any such proceeding.

Section 1.02 Collateral Defined. As used in this Agreement, the term “Collateral” means, collectively, the assets described in Exhibit A attached hereto.

Section 1.03 Financing Statements. Concurrently with the execution of this Agreement by the parties hereto, the Secured Party is authorized by the Company (a) to file a UCC-1 financing statement describing the Collateral with the office of the Secretary of State of the Organizational Jurisdiction (as defined below) and (b) to file a short form version of this Agreement with the United States Patent and Trademark Office listing the Trademarks on Schedule A attached hereto that have been registered with the United States Patent and Trademark Office. So long as any of the Company’s Indebtedness has not been fully satisfied, the Company will promptly execute and deliver to the Secured Party such assignments, notices, financing statements or other documents and papers as the Secured Party may reasonably require from time to time in order to perfect and maintain the security interest in the Collateral granted to the Secured Party hereby and to give any third party notice of the Secured Party’s interest in the Collateral, and authorizes the Secured Party to prepare and file any such assignments, notices, financing statements, or other documents and any amendments to or continuances thereof, and to give any such notice. Upon the full and final discharge of all of the Indebtedness, the Secured Party will promptly, but in no event more than five (5) days thereafter, execute and deliver such documents as may be reasonably necessary and requested by the Company to release the Collateral from the security interest granted to the Secured Party in this Agreement, and if the Secured Party has not done so in such time period, the Company is authorized to file a termination statement of such assignments, notices, financing statements, or other documents on behalf of the Secured Party.

Section 1.04 Termination. When all the Indebtedness has been paid in full and discharged (including, without limitation, by means of conversion into Secured Convertible Promissory Notes), this Agreement, the Term Notes and the security interest granted to the Secured Party under this Agreement will terminate. Upon such termination, the Secured Party shall execute and deliver to the Company a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

Section 1.05 Loan Agreement. This Agreement secures the Company’s obligations under the Bridge Loan Agreement by and between the Company and the Secured Party, dated as of March 9, 2020 (the “Loan Agreement”), and is subject to the terms thereof.

Section 1.06 Definitions. As used in this Agreement:

(a) “Capital Stock” shall mean (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

(b) “Copyrights” shall mean (i) all copyrights in all works of authorship, and derivative works thereof, fixed in any tangible medium of expression, including, without limitation, all databases, source code, object code and manuals, whether published or unpublished, whether statutory or common law, whether in the United States or any other country, and all applications, registrations, renewals, extensions and recordings relating thereto, in each case in which the Company has any right, title or interest, whether as author, assignee, transferee or otherwise, and all other rights of the Company pursuant to any Copyright License, (ii) all right, title and interest of the Company in all physical materials embodying any work with respect to which the Company owns or holds rights in any copyright or Copyright License, and (iii) the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto throughout the world, and all goodwill associated therewith, all extensions, continuations and renewals of any of the foregoing, and all proceeds of the foregoing, including licenses, fees, royalties, income, payments, claims, damages and proceeds of suit.

(c) “Copyright License” shall mean (i) any agreement, written or oral, naming the Company as licensor or licensee, granting any right in or to any Copyright, or (ii) any and all agreements, including, without limitation, assignments and consents, as any such agreements may from time to time be amended or supplemented, pursuant to which the Company has any direct or beneficial interest in any Copyright, or is a grantor of rights to any third party with respect to any Copyright, whether as a party to any such agreement or as an assignee of any rights under any such agreement, excluding, however, non-exclusive computer software licenses.

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(d) “Excluded Stock” shall mean, collectively, (i) any present or future right, title or interest in the Atlanta Faze team (the “Team”) in the Call of Duty League (the “League”), including without limitation Capital Stock of Atlanta Faze, LLC, but only for such time and to such extent as the master agreement(s) between the Team and the League limit, prohibit or otherwise restrict an owner of the Team from pledging, granting a security interest in, or otherwise encumbering any right, title or interest in the Team (the “Restrictions”). Upon the termination of the Restrictions, all of Company’s equity interests in the Team shall be deemed Pledged Stock for all intents and purposes and shall no longer be considered Excluded Stock hereunder; and (ii) all membership interests/units of CTRL Holdings, LLC held by the Company (the “CRTL Interests”).

(e) “Investment Property” shall mean, collectively, (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC, and (b) whether or not constituting “investment property” as so defined, all Pledged Stock.

(f) “Issuers” shall mean, collectively, each issuer of any Investment Property.

(g) “Patents” shall mean (i) all patents and like protections, including patents, design patents and utility models, and all registrations and recordings thereof, including all applications, improvements, reissues, extensions, divisions, continuations and continuations-in-part thereof, and the inventions disclosed or claimed therein, including the right to make, sell and/or use the inventions disclosed or claimed therein, in each case in which the Company has any right, title or interest, (ii) all Patent Licenses, and (iii) the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, and all goodwill associated therewith, all extensions, continuations and renewals of any of the foregoing, and all proceeds of the foregoing, including licenses, fees, royalties, income, payments, claims, damages and proceeds of suit.

(h) “Patent Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to the Company of any right to manufacture, use or sell any invention covered by a Patent, and all rights of the Company under such agreement.

(i) “Permitted Liens” shall mean (i) liens in favor of the Secured Party created pursuant to this Agreement, (ii) any liens existing on the date of this Agreement and set forth on Schedule B attached hereto (so long as the obligations underlying such liens are not increased beyond the amount outstanding as of the date hereof), (iii) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of the Secured Party’s security interests, (iv) liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such liens have no priority over any of the Secured Party’s security interests, (v) liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than liens imposed by the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder), (vi) leases or subleases of real property granted in the ordinary course of the Company’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than intellectual property) granted in the ordinary course of the Company’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting the Secured Party a security interest therein, (vii) non-exclusive licenses of intellectual property granted to third parties in the ordinary course of business, and licenses of intellectual property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States, (viii) liens in favor of financial institutions arising in connection with the Company’s accounts held at such institutions, (ix) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described in the foregoing clauses, provided that any extension, renewal or replacement lien shall be limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase, (x) encumbrances and restrictions on transfer imposed generally on securities by Federal and state securities laws, and (xi) liens on inventory acquired in the ordinary course of business to secure the purchase price of such inventory, provided that the lien does not cover any property other than the inventory so acquired. Solely in the case of the CTRL Interests, “Permitted Liens” will also be deemed to include any terms and conditions applicable to the CTRL Interests or the holders thereof set forth in the operating agreement of CTRL Holdings, LLC, as of the date hereof.

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(j) “Person” shall mean an individual, a corporation, a limited liability company, a partnership, a limited partnership, a limited liability partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

(k) “Pledged Stock” shall mean all of the Capital Stock of each Issuer owned by the Company, including, without limitation, the Covered Subsidiaries (as defined in the Loan Agreement), together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, the Company while this Agreement is in effect, but shall specifically not include any of the Excluded Stock.

(l) “Trademarks” shall mean (i) all trademarks, service marks, trade names, corporate names, company names, business names, operating names, domain names, fictitious business names, trade styles, certification marks, collective marks, call signs, logos, other source of business identifiers, prints, labels and goods on which any of the foregoing appear or have appeared, designs (including product designs) and general intangibles of a like nature, anywhere in the world, whether registered or not and whether currently in use or not, all registrations and recordings thereof and all applications to register the same, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, (ii) all licenses to any of the foregoing, (iii) all reissues, extensions or renewals of any of the foregoing, (iv) all of the goodwill of the business connected with the use of, and symbolized by, the items described in the foregoing, and (v) all proceeds, fees, royalties, income or payments of, and rights associated with, the foregoing, including any claim by any grantor against third parties for past, present or future infringement or dilution of any of the foregoing, or for any injury to the goodwill associated with the use of any of the foregoing or for breach or enforcement of any license to any of the foregoing

(m) “Trademark Licenses” shall mean all agreements, written or oral, providing for the grant by or to the Company of any right to use any Trademark.

(n) “UCC” means the Delaware Uniform Commercial Code (as amended or supplemented from time to time), provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Delaware, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Secured Party that:

Section 2.01 Title; No Liens or Claims in Collateral. The Company owns all right, title and interest in and to the Collateral. Except for Permitted Liens, all of the Collateral is (and until the Term Notes have been paid in full and all the Indebtedness is fully satisfied will be) free and clear of all liens, security interests, mortgages, claims, rights, encumbrances and restrictions of any kind.

Section 2.02 No Bankruptcy. The Company is not subject to any bankruptcy case or insolvency proceedings before any court in any jurisdiction. In the ninety (90) days preceding the date of this Agreement, the Company has not received any threat in writing from any third party to subject the Company to any involuntary bankruptcy or insolvency proceeding.

Section 2.03 Company’s/Collateral Location; Changes. (a) The name of the Company set forth on the first page hereof is the true and correct legal name of the Company as set forth on the annual report of the Company filed with governmental authorities of the jurisdiction under whose laws the Company is organized (the “Organizational Jurisdiction”), and the Company has not done business as or used any other name within the five (5) year period preceding the date of this Agreement, other than Faze Clan Inc. and FaZe Clan LLC. The Company’s Organizational Jurisdiction and the organizational number, if any, assigned to the Company by the Organizational Jurisdiction is as follows: State of Delaware (6034764).

(b) The address of the Company’s office and the place where its business records are kept is as follows: 1800 North Highland Avenue, 6th Floor, Los Angeles, CA 90028. The address(es) of all locations of Collateral in the United States are set forth on Schedule C attached hereto.

Section 2.04 Organization; Good Standing. The Company is duly incorporated, validly existing and in good standing under the laws of the Organizational Jurisdiction and duly qualified and in good standing in every other jurisdiction in which the nature of its business or properties requires such qualification, except to the extent the failure to so qualify would not have a Material Adverse Effect.

Section 2.05 Authorization of Agreement; Consents; No Conflicts. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Company, and does not and will not, and the validity of the security interest created by this Agreement does not: (i) require any consent or approval of the stockholders or lenders of the Company except such as have been obtained; (ii) contravene the terms of the Company’s certificate of incorporation (as amended), bylaws, or other organizational papers of the Company; (iii) violate any applicable law, rule or regulation of any governmental agency; (iv) contravene any provision of any agreement, instrument, order or undertaking binding on the Company or by which any of its properties are bound or affected; (v) other than as contemplated hereby, result in or require the imposition of any lien on any of the properties of the Company; or (vi) other than filings required by the UCC and the United States Copyright Act and United States Patent and Trademark Act, require the approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other Person.

Section 2.06 Pledged Stock. (a) Schedule E attached hereto sets forth all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by the Company. The shares of Pledged Stock pledged by the Company hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by the Company, other than the Excluded Stock to the extent and only so long as the Restrictions are in effect.

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(b) All of the Pledged Stock has been duly authorized, validly issued and is fully paid and non-assessable.

(c) The Company is the sole record and beneficial owner of, and has good and valid title to, the Investment Property pledged by it hereunder, prior to all other Liens on such Collateral except for Permitted Liens.

(d) The Company is not and will not become a party to or otherwise be bound by any agreement (except the Transaction Documents), including any shareholder agreement, limited partnership agreement or limited liability company operating agreement, which restricts in any manner the rights of any present or future holder of any Pledged Stock with respect thereto or restricts the right of the Secured Party to foreclose upon any such Pledged Stock. None of such Pledged Stock is subject to any option, right of first refusal, call, purchase or similar right of any Person.

(e) Notwithstanding anything to the contrary herein, the Company may merge one or more of the Issuers into the Company, or may dissolve one or more of the Issuers (in either event, an “Absorption”), without the prior consent of the Secured Party, so long as the result of the Absorption is that immediately after the Absorption the Company owns all of the assets owned by the Issuer immediately before the Absorption.

ARTICLE III

COVENANTS OF THE COMPANY

So long as any of the Company’s Indebtedness to the Secured Party has not been fully satisfied, the Company covenants and agrees with the Secured Party that:

Section 3.01 Condition of Collateral. The Company will maintain the Collateral in good condition and repair, ordinary wear and tear excepted.

Section 3.02 Taxes. The Company will pay all taxes due and owing by the Company at such time as they become due, subject to permitted extensions, provided that the Company need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by generally accepted accounting principles) by the Company.

Section 3.03 Insurance. To the extent practicable, the Company will maintain fire and casualty insurance sufficient in amount (subject to reasonable deductibles) to allow it to replace any of the Collateral that might be damaged or destroyed as ordinarily insured against by other owners in similar businesses conducted in the locations where the Company’s business is conducted on the date hereof.

Section 3.04 Sale of Collateral. The Company will not, without the prior written consent of the Secured Party, sell, lease, assign, transfer or otherwise dispose of the Collateral, any part thereof or any interest therein, or any of the Company’s rights therein, to any Person, other than the Secured Party, except (i) in a Liquidity Event (as defined in the Secured Convertible Promissory Notes), (ii) in the ordinary course of the Company’s business, (iii) for Permitted Liens, or (iv) in the case of CTRL Interests, dispositions of the CTRL Interests back to CTRL Holdings, LLC.

Section 3.05 Other Liens. Except for Permitted Liens, the Company will keep the Collateral free and clear of all liens, security interests, mortgages, claims, rights, encumbrances and restrictions of any kind. The Company shall defend its title to, and the Secured Party’s interest in, the Collateral against all claims and take any action necessary to remove any liens other than those permitted hereunder and defend the right, title and interest of the Secured Party in and to any of the Company’s rights in the Collateral.

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Section 3.06 Name Change. The Company will not change its name, Organizational Jurisdiction, or chief executive office or place where its business records are kept, or move any Collateral to a location outside the United States, or merge into or consolidate with any other Person, unless the Company shall have given the Secured Party at least thirty (30) days’ prior written notice thereof and shall have delivered to the Secured Party such documentation as may be necessary or required by the Secured Party to ensure the continued perfection and priority of the security interests granted by this Agreement.

Section 3.07 Further Assurances. Upon the written request of the Secured Party, and at the sole expense of the Company, the Company will promptly execute and deliver such further instruments and documents and take such further actions as the Secured Party may reasonably deem desirable to secure, protect, perfect or enforce the security interest created hereunder or otherwise to obtain the full benefits of this Agreement and of the rights and powers herein granted.

Section 3.08 Pledged Stock. (a) Subject to the Intercreditor Agreement, if the Company shall become entitled to receive or shall receive any certificate in respect of any Pledged Stock (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization of such Pledged Stock), option or rights in respect of any Pledged Stock, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, the Company shall accept and hold the same for the benefit of the Secured Party and, within five (5) Business Days of such receipt, deliver the same forthwith to the Secured Party in the exact form received, duly endorsed by the Company to the Secured Party, if required, together with an undated stock transfer power covering such certificate duly executed in blank by the Company and otherwise in form and substance reasonably satisfactory to the Secured Party to be held by the Secured Party as additional Collateral under this Agreement.

(b) The Company shall cause each Issuer to comply with the terms of this Agreement, such that (i) such Issuer will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) the terms of Section IV below shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to said Section IV with respect to the Investment Property issued by it.

(c) Subject to the Intercreditor Agreement, during the continuance of an Event of Default, the Secured Party shall have the right, at any time in its discretion and without notice to the Company, to (i) transfer to or register in its name or in the name of its nominees any Pledged Stock, and (ii) exchange any certificate or instrument representing or evidencing any Pledged Stock for certificates or instruments of smaller or larger denominations.

Section 3.09 Notices and Reports Pertaining to Collateral. The Company will, with respect to the Collateral:

(a) promptly furnish to the Secured Party, from time to time upon request, reasonable reports in form and detail reasonably satisfactory to the Secured Party, provided, however, that the Company will only be required to include information in such reports which it already possesses or controls (and the Company will not be required to conduct outside research or data collection efforts) and which will not take a material amount of time to collect, consolidate or organize; and

(b) promptly notify the Secured Party of any Lien asserted against the Collateral, including any attachment, levy, execution or other legal process levied against any of the Collateral, other than Permitted Liens, and of any information received by the Company relating to the Collateral, the account debtors, or other Persons obligated in connection therewith, that may materially adversely affect the value of the Collateral or the rights and remedies of the Secured Party with respect thereto.

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Section 3.10 Copyrights, Patents and Trademarks. (a) Representations and Warranties. Schedule A attached hereto lists all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses owned by the Company in its own name as of the date hereof which are required for the conduct of the Company’s business. To the best of the Company’s knowledge, each such Copyright, Patent and Trademark listed on Schedule A attached hereto is valid, subsisting, unexpired, and enforceable and has not been abandoned. None of such Copyrights, Patents and Trademarks, other than the Excluded Collateral (as hereinafter defined), is the subject of any licensing or franchise agreement other than a license or franchise agreement entered into by the Company in the ordinary course of its business. To the Company’s knowledge, except as disclosed on Schedule D attached hereto, no holding, decision or judgment has been rendered by any governmental authority which would limit, cancel or question the validity of any such Copyright, Patent or Trademark. To the Company’s knowledge, except as disclosed on Schedule D attached hereto, no action or proceeding is pending (a) seeking to limit, cancel or question the validity of any such Copyright, Patent or Trademark, or (b) which, if adversely determined, would have a material adverse effect on the value of any such Copyright, Patent or Trademark.

(b) Covenants. Except where failure to perform any of the following actions could not reasonably be expected to have a Material Adverse Effect:

(i) The Company (either itself or through licensees) will (i) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use unless the Company, in its Permitted Discretion (as defined below), determines that the continued use of such Trademark is no longer in the Company’s interests, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Secured Party shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated, provided, however, nothing in this Section 3.10(b) shall require the Company to maintain the use of any Trademark, or manufacture or offer any product related thereto, if the Company determines, in its Permitted Discretion, that it is no longer in the Company’s interests to do so. “Permitted Discretion” means a determination made in good faith and in the exercise of commercially reasonable business judgment.

(ii) The Company will not do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated;

(iii) The Company (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve the Company’s material rights under all applicable copyright laws;

(iv) The Company will notify the Secured Party immediately if it knows, or has reason to know, that any Patent, Trademark or Copyright or any application or registration relating to any thereof, may become abandoned or lost, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal or similar office in any country) regarding the Company’s ownership of any Patent, Trademark or Copyright or its right to register the same or to keep and maintain the same;

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(v) Whenever the Company, either by itself or through any agent, employee, licensee or designee, shall file (i) an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, or (ii) an application for registration of any Copyright with the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, the Company shall report such filing to the Secured Party within five (5) Business Days after the last day of the fiscal quarter in which such filing occurs;

(vi) The Company shall from time to time execute and deliver any and all agreements, instruments, documents, and papers as the Secured Party may reasonably request to evidence the Secured Party’s security in any Patent, Trademark or Copyright, other than Excluded Collateral, and the goodwill and general intangibles of the Company relating thereto or represented thereby, and the Company hereby constitutes the Secured Party its attorney-in-fact to execute and file all such writings and/or counterparts of this Agreement for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, such power, being coupled with an interest, is irrevocable until the Indebtedness is paid in full; and

(vii) In the event that the Company, in its sound reasonable judgement, determines that any Patent, Trademark or Copyright of the Company included in the Collateral is infringed, misappropriated or diluted by a third party, the Company shall promptly notify the Secured Party after it learns thereof and, at the Company’s sole expense, shall, unless the Company shall determine, in its Permitted Discretion, that such Patent, Trademark or Copyright is not of material value to the Company, promptly take appropriate remedial action, including, but not limited to, filing suit for infringement, misappropriation or dilution and seeking, where appropriate injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as the Company shall reasonably deem appropriate under the circumstances to protect such Patent, Trademark or Copyright.

Section 3.11 Excluded Stock. The Company has been, and is currently, negotiating the Restrictions, with a goal to have them removed from the Excluded Stock, or reduced; however, the Secured Party acknowledges that such removal or reduction may not occur or may require disclosure of the terms of the Company’s transactions with the Secured Party or information about the Secured Party itself, which the Company cannot share without the Secured Party’s consent and cooperation.

ARTICLE IV

RIGHTS AND REMEDIES UPON EVENT OF DEFAULT.

Section 4.01 General Remedies. In the event of an occurrence of any Event of Default under the Loan Agreement (as that term is defined in the Loan Agreement), including, without limitation, any Event of Default under the Loan Agreement arising from or in respect of the Company’s failure to observe or perform any obligation to be observed or performed by it hereunder, in addition to exercising any other rights or remedies the Secured Party may have under the Loan Agreement, at law or in equity, or pursuant to the provisions of the UCC, and subject to the Intercreditor Agreements, the Secured Party may, at its option and without demand first made, exercise any one or all of the following rights and remedies: (i) collect the Collateral and its proceeds; (ii) take possession of the Collateral wherever it may be found, using all reasonable means to do so, or require the Company to assemble the Collateral and make it available to the Secured Party at a place designated by the Secured Party that is reasonably convenient to the Company; (iii) proceed with the foreclosure of the security interest in the Collateral granted herein and the sale or endorsement and collection of the proceeds of the Collateral in any manner permitted by law or provided for herein; (iv) sell, lease or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale; (v) institute a suit or other action against the Company for recovery on the Term Notes; (vi) exercise any rights and remedies of a secured party under the UCC; and/or (vii) offset, against any payment due from the Company to the Secured Party, the whole or any part of any indebtedness of the Secured Party to the Company. For the avoidance of doubt, the remedies set forth in this Agreement shall be subject to the terms of the Intercreditor Agreements.

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Section 4.02 No Election of Remedies. The election by the Secured Party of any right or remedy will not prevent the Secured Party from exercising any other right or remedy against the Company.

Section 4.03 Proceeds. If an Event of Default occurs and is continuing, all proceeds and payments with respect to the Collateral will be retained by the Secured Party (or, if received by the Company, will be held in trust and will be forthwith delivered by the Company to the Secured Party in the original form received, endorsed in blank) and held by the Secured Party as part of the Collateral or applied by the Secured Party in accordance with Section 4.05 below.

Section 4.04 Sales of Collateral. Subject to the terms of the Intercreditor Agreements, any item of Collateral may be sold for cash or other value at public or private sale or other disposition and the proceeds thereof collected by or for the Secured Party as provided in the UCC or under other applicable law. The Company agrees to promptly execute and deliver, or promptly cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates and affidavits and supply or cause to be supplied such further information and take such further action as the Secured Party may reasonably require in connection with any such sale or disposition. The Secured Party will have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived or released. If any notice of a proposed sale, lease, license or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale, lease, license or other disposition. Subject to the terms of the Intercreditor Agreements, the Secured Party agrees to give the Company ten (10) days’ prior written notice of any sale, lease, license or other disposition of Collateral (or any part thereof) by the Secured Party.

Section 4.05 Application of Proceeds. Subject to the terms of the Intercreditor Agreements, the proceeds of all sales and collections in respect of the Collateral, the payments and proceeds of the Collateral under Section 4.03 above, and any other proceeds the application of which is not otherwise specifically herein provided for, shall be applied as follows: (i) first, to the payment of the costs and expenses of such sale or sales and collections and the attorneys’ fees and out-of-pocket expenses incurred by the Secured Party relating to costs of collection; (ii) second, any surplus then remaining will be applied first, to the payment of all unpaid interest accrued under the Term Notes, and then to the payment of unpaid principal under the Term Notes; and (iii) third, any surplus then remaining will be paid to the Company.

Section 4.06 Additional Rights and Remedies Relating to Pledged Stock. Notwithstanding any of the Secured Party’s right and remedies under this Article IV, if an Event of Default occurs and is continuing, the Secured Party or its nominee shall have the exclusive right, subject to the Intercreditor Agreements, to exercise (i) all voting, corporate, limited liability company, partnership and other rights pertaining to the Pledged Stock at any meeting of stockholders, members, partners and the like of the relevant Issuer or otherwise (or by written consent), and (ii) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof, all without liability except to account for property actually received by it, but the Secured Party shall have no duty to the Company to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. The Company hereby authorizes and instructs each Issuer of any Investment Property pledged by the Company hereunder to comply with any instruction received by it from the Secured party in writing that states that an Event of Default has occurred and is continuing, without any other or further instructions from the Company, and the Company agrees that each Issuer shall be fully protected in so complying and shall have no duty or right to inquire as to the Secured Party’s authority to give such instruction, including the payment of any dividends or other payments with respect to the Investment Property directly to the Secured Party.

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Section 4.07 Appointment as Attorney-In-Fact. (a) Appointment. The Company hereby irrevocably constitutes and appoints the Secured Party as the Company’s true and lawful attorney-in-fact, with full power of substitution, exercisable after the occurrence and during the continuation of an Event of Default, to convert the Collateral into cash at the sole risk, cost and expense of the Company, but for the sole benefit of the Secured Party. The rights and powers granted to the Secured Party by this appointment include, but are not limited to, the right and power to:

(i) Prosecute, defend, compromise, or release any action relating to the Collateral;

(ii) Endorse the name of the Company in favor of the Secured Party upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Company on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents respectively relating to the Collateral;

(iii) Sign the name of the Company on any notice to the Company’s account debtors or other obligors; sign the Company’s name on any proof of claim in any proceeding under any bankruptcy or insolvency law, and on notices of liens, claims of mechanic’s liens, or assignments or releases of mechanic’s liens; and

(iv) Use, license or transfer any or all general intangibles of the Company.

(b) Limitation of Secured Party’s Liability. The Secured Party shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 4.07(a) above, but if the Secured Party elects to do any such act or to exercise any of such powers, the Secured Party shall not be accountable for more than the Secured Party actually receives as a result of such exercise of power, and shall not be responsible to the Company for any act or omission to act except for any act or omission to act to the extent that the subject act or omission to act was grossly negligent or the result of willful misconduct on the part of the Secured Party.

ARTICLE V

PLEDGED UNCERTIFICATED CAPITAL STOCK.

Section 5.01 Notice of Security Interest. If any Issuer is an Issuer of Pledged Stock that is uncertificated (“Uncertificated Pledged Stock”) (each such Issuer, an “Uncertificated Issuer” and, collectively, the “Uncertificated Issuers”), such Issuer acknowledges that this Agreement constitutes written notification to each Uncertificated Issuer of the Secured Party’s security interest in the such Uncertificated Pledged Stock. The Company agrees to cause each Uncertificated Issuer to promptly make all necessary entries or notations in its books and records to reflect the Secured Party’s security interest in such Uncertificated Pledged Stock and, upon request by the Secured Party, to register the Secured Party as the registered owner of any or all of such Uncertificated Pledged Stock. Each Uncertificated Issuer acknowledges that the Secured Party has control over the applicable Uncertificated Pledged Stock.

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Section 5.02 Collateral. The Company, on behalf of each Uncertificated Issuer, hereby represents and warrants to the Secured Party, and agrees that (i) no Uncertificated Pledged Stock of a limited liability company or a partnership are securities governed by Article 8 of the UCC, (ii) each Uncertificated Issuer’s jurisdiction is, and during the term of this Agreement shall remain, the state set forth on Schedule E attached hereto, (iii) Schedule E attached hereto contains a true and complete description of the Uncertificated Pledged Stock as of the date hereof and the Uncertificated Issuers will not change the registered owner of the Pledged Uncertificated Securities without the prior written consent of the Secured Party, except as otherwise permitted under this Agreement, (iv) it has not entered into, and will not enter into, any agreement with any other Person relating to the Uncertificated Pledged Stock pursuant to which it would be obligated to comply with Instructions (within the meaning of Section 8-106(c)(2) of the UCC) issued by such other Person, (v) it has not entered into, and will not enter into, any agreement purporting to limit or condition the obligation of such Uncertificated Issuer to comply with instructions as set forth in Section 5.01 above, (vi) except for the claims and interests of the Security Party and the Company in the Uncertificated Pledged Stock, such Uncertificated Issuer does not know of any claim to or security interest or other interest in the Uncertificated Pledged Stock, and (vii) if any Person asserts any lien, encumbrance, security interest or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) in or against the Uncertificated Pledged Stock, such Uncertificated Issuer will promptly notify the Company and the Secured Party thereof.

Section 5.03 Control. The Company will cause each Uncertificated Issuer, upon written direction from the Secured Party, upon the occurrence and during the continuance of an Event of Default, (a) to comply with all instructions and directions of any kind originated by the Secured Party concerning the Uncertificated Pledged Stock, to liquidate or otherwise dispose of the Uncertificated Pledged Stock as and to the extent directed by the Secured Party and to pay over to the Secured Party all proceeds without any set-off or deduction, and (b) except as otherwise directed by the Secured Party, not to comply with the instructions or directions of any kind originated by the Company or any other Person.

Section 5.04 Certification of Pledged Uncertificated Securities. Except at the direction, and subject to the instructions, of the Secured Party, (a) the Company shall not permit any Uncertificated Pledged Stock to, if such Uncertificated Pledged Stock is the Capital Stock of a limited liability company or partnership, become a security governed by Article 8 of the UCC, and (b) no Uncertificated Issuer shall permit any Uncertificated Pledged Stock to be evidenced by a certificate, instrument or other similar document, except to the extent the certificate representing such Capital Stock is delivered and pledged to the Secured Party at the time of such certification.

ARTICLE VI

GENERAL PROVISIONS.

Section 6.01 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company and the Secured Party contained in, or made pursuant to, this Agreement shall survive the execution and delivery of this Agreement.

Section 6.02 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties; provided, however, that the Company may not assign its rights or obligations hereunder without the prior written consent of the Secured Party, and the Secured Party may only assign its rights and obligations hereunder together as a whole (such rights and obligations may not be subdivided) to the person or entity then holding the Term Notes with a majority of the principal amount outstanding at such time under all of the Term Notes.

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Section 6.03 Governing Law. This Agreement shall be governed by and be construed under the laws of the State of New York in all respects as such laws are applied to agreements among New York residents entered into and performed entirely within New York, without giving effect to conflicts or choice of laws principles thereof.

Section 6.04 Jury Trial Waiver; Waiver of Bond; Jurisdiction. (a) EACH OF THE COMPANY AND THE SECURED PARTY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN SECURED PARTY AND THE DEBTOR ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. THE COMPANY AND THE SECURED PARTY HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(b) THE COMPANY WAIVES THE POSTING OF ANY BOND OR OTHER FORM OF SECURITY OTHERWISE REQUIRED OF THE SECURED PARTY IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON ANY COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE SECURED PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT, THE PURCHASE AGREEMENT, ANY OF THE OTHER AGREEMENTS OR ANY OTHER INSTRUMENT, AGREEMENT OR DOCUMENT BETWEEN THE SECURED PARTY AND THE COMPANY OR BY THE COMPANY IN FAVOR OF THE SECURED PARTY.

(c) ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFOREMENTIONED COURTS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR BASED ON UPON 28 U.S.C. § 1404, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING AND ADJUDICATION OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

(d) THE COMPANY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS FOR NOTICES AS SET FORTH IN THE PURCHASE AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE SECURED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS.

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Section 6.05 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement may be executed and delivered by facsimile, or by e-mail in portable document format (.pdf), and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

Section 6.06 Headings. The headings and captions used in this Agreement are used only for convenience and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

Section 6.07 Notices. All notices and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given if given in accordance with Section 7.05 of the Loan Agreement.

Section 6.08 Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Secured Party.

Section 6.09 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

Section 6.10 Entire Agreement. This Agreement, the Loan Agreement, the Intercreditor Agreement, the Term Notes and the exhibits hereto and thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have caused this Pledge and Security Agreement to be executed and delivered as of the date first written above.

COMPANY:

FAZE CLAN INC.

By:	/s/ Lee Trink
Name:	Lee Trink
Title:	President and Chief Executive Officer

[Signature Page to Faze Clan Inc. Pledge and Security Agreement]

SECURED PARTY:

B. RILEY PRINCIPAL COMMERCIAL CAPITAL, LLC

By:	/s/ Daniel Shribman
Name:	Daniel Shribman
Title:	Chief Information Officer

[Signature Page to Faze Clan Inc. Pledge and Security Agreement]

EXHIBIT A

COLLATERAL

All right, title, interest, claims and demands of the Company in and to the following assets and property, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof: all personal and fixture property of every kind and nature, including, without limitation, all goods (including inventory, equipment, and accessions thereto) instruments (including promissory notes), documents, accounts (which, for the avoidance of doubt, includes accounts receivable), including health care insurance receivables, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other Investment Property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles, including, without limitation, all payment intangibles, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Company possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Company, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics. Unless otherwise defined in the corpus of this Agreement, the terms used in the immediately preceding sentence shall have, where applicable, the respective meanings ascribed to them in the UCC.

Notwithstanding the foregoing, Collateral shall not include any property that (i) the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral, or (ii) constitutes the capital stock of a controlled foreign corporation (as defined in the Internal Revenue Code of 1986, as amended, and the regulations thereunder), in excess of 65% of the voting power of all classes of capital stock of such controlled foreign corporations entitled to vote.

Further, notwithstanding the first paragraph of this Exhibit A, Collateral shall not include (i) the Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses or any other intellectual property or intellectual property rights relating to the Atlanta Faze team in the Call of Duty League, including without limitation present or future Trademarks, Copyrights, Patents and related applications, in any jurisdiction for Atlanta Faze’s team name or logo(s), (ii) that certain Trademark registered with the Europe Union with registration number 018047107 and registration date of July 19, 2019, and (iii) any Excluded Stock (the foregoing clauses (i) and (ii), collectively, the “Excluded Collateral”).

Ex A-1

EXHIBIT C

Form of Intercreditor Agreement

[See attached]

Ex C

EXHIBIT C

Dated [●], 2022

Intercreditor Agreement

among

[●],

together, as Senior Lienholder

B. Riley Principal Commercial Capital, LLC,

as B. Riley

and

Faze Clan Inc.,

as the Company

i

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) is made as of [●], 2022 by and among (i) [●] (“Senior Lienholder”), (ii) B. Riley Principal Commercial Capital, LLC, a Delaware limited liability company (“B. Riley”), and (iii) Faze Clan Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, reference is hereby made to the Senior Convertible Note Purchase Agreement dated as of [●] (as amended, modified, supplemented, or restated and in effect from time to time, the “Senior Lienholder NPA”) by and between the Company and Senior Lienholder, pursuant to which the Company agreed to sell to Senior Lienholder certain Secured Convertible Promissory Notes (the “Senior Lienholder Notes”). All of the Company’s obligations under the Senior Lienholder NPA, the Senior Lienholder Notes and the other Senior Lienholder Loan Documents (as defined below) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired personal property assets of the Company (the “Collateral”) granted to Senior Lienholder by the Company;

WHEREAS, reference is hereby made to the Bridge Loan Agreement dated as of even date herewith (as amended, modified, supplemented, or restated and in effect from time to time, the “B. Riley BLA”) by and between the Company and B. Riley, pursuant to which the Company agreed to sell to B. Riley certain Secured Convertible Promissory Notes (the “B. Riley Notes”). All of the Company’s obligations under the B. Riley BLA, the B. Riley Notes and the other B. Riley Loan Documents (as defined below) are secured by liens on and security interests in the Collateral granted to B. Riley by the Company; and

WHEREAS, Senior Lienholder and B. Riley desire to enter into this Agreement with the Company to set forth certain respective rights and remedies with respect to the Collateral.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION.

Section 1.01 Definitions. The following terms shall have the following meanings in this Agreement:

“Agreement” has the meaning set forth in the Preamble.

“B. Riley” has the meaning set forth in the Preamble.

“B. Riley BLA” has the meaning set forth in the Recitals.

“B. Riley Event of Default” means any Event of Default described in the B. Riley Notes or the B. Riley BLA.

“B. Riley Loan Documents” means the B. Riley BLA, the B. Riley Notes and all other Transaction Documents (as defined in the B. Riley BLA).

“B. Riley Notes” has the meaning set forth in the Recitals.

“B. Riley Obligations” means all of the obligations of the Company to B. Riley, whether now existing or hereafter arising and evidenced by or incurred pursuant to the B. Riley Loan Documents.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, or any similar federal or state law for the relief of debtors.

“Collateral” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble. All references in this Agreement to the Company shall include the Company as a debtor-in-possession and any receiver or trustee for the Company in any Insolvency Proceeding.

“Discharge” means, with respect to the Senior Lienholder Obligations or the B. Riley Obligations, the date on which such Senior Lienholder Obligations or B. Riley Obligations, as the case may be, are no longer secured by, and no longer required to be secured by, the Collateral pursuant to the terms of the applicable Senior Lienholder Loan Documents or B. Riley Loan Documents. The term “Discharged” shall have a corresponding meaning.

“Distribution” means, with respect to any indebtedness, obligation, or security, (a) any payment or distribution by any Person of cash, securities, or other property, by set-off or otherwise, on account of such indebtedness, obligation, or security, or (b) any redemption, purchase, or other acquisition of such indebtedness, obligation, or security by any Person.

“Enforcement Action” means any action to:

(a) foreclose, execute, levy or collect on, take possession or control (other than for purposes of perfection) of, sell or otherwise realize upon (judicially or non-judicially), or lease, license or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under the Senior Lienholder Loan Documents or the B. Riley Loan Documents, as applicable (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);

(b) solicit bids from third-party Persons, approve bid procedures for any proposed disposition of Collateral, conduct the liquidation or disposition of Collateral or engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third-party Persons for the purposes of valuing, marketing, promoting or selling Collateral;

(c) receive a transfer of Collateral in satisfaction of Indebtedness or any other Obligations secured thereby;

(d) exercise any right or remedy in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Collateral or the proceeds thereof;

(e) appoint a receiver, receiver and manager or interim receiver of all or part of the Collateral;

(f) exercise any voting rights relating to any equity interests included in the Collateral; or

(g) otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the Senior Lienholder Loan Documents or B. Riley Loan Documents, as applicable (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral).

An “Enforcement Action” will also include the disposition of Collateral by the Company after the occurrence and during the continuation of an Event of Default under any of the Senior Lienholder Loan Documents or the B. Riley Loan Documents, as applicable.

“Event of Default” means a B. Riley Event of Default and/or a Senior Lienholder Event of Default.

“Financing Conditions” means (a) that each of B. Riley and Senior Lienholder retains their Liens on the Collateral with the same priority as exists immediately prior to the commencement of the applicable Insolvency Proceeding (subject, if applicable, to any prior Lien securing such debtor-in-possession financing) (b) the proposed cash collateral use or debtor-in-possession financing does not compel any debtor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the cash collateral order or debtor-in-possession financing order or documentation, as applicable, (c) the proposed cash collateral order or debtor-in-possession financing documentation or order does not expressly require the sale, liquidation or disposition of all or any material portion of the Collateral prior to a default under the cash collateral order or the debtor-in-possession financing order or documentation, and (d) in the case of debtor-in-possession financing, the terms of such debtor-in-possession financing, including, without limitation, interest rate and fees, are commercially reasonable under the circumstances.

“Indebtedness” means indebtedness in respect of borrowed money and indebtedness evidenced by bonds, debentures, notes or similar instruments.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution, or assignment for the benefit of creditors, for each of the foregoing events whether under the Bankruptcy Code or any similar federal, state, or foreign bankruptcy, insolvency, reorganization, receivership, or similar law.

“Intercreditor Obligations” means all B. Riley Obligations and all Senior Lienholder Obligations.

“Lien” means any mortgage, pledge, hypothecation, assignment (as security), deposit arrangement, encumbrance, lien (statutory or other), charge, or other security interest, or any preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever having substantially the same economic effect as any of the foregoing (including any conditional sale or other title retention agreement and any capital lease).

“Obligations” means, collectively, the B. Riley Obligations and the Senior Lienholder Obligations.

“Paid in Full” means, with respect to any Intercreditor Obligations, that (a) all of such Intercreditor Obligations (other than contingent obligations or indemnification obligations for which no underlying claim has been asserted) have been paid, performed, or discharged in full (with all such Intercreditor Obligations consisting of monetary or payment obligations having been paid in full in cash); (b) no Person has any further right to obtain any loans, letters of credit, or other extensions of credit under the Senior Lienholder Loan Documents or the B. Riley Loan Documents, as applicable; and (c) any and all letters of credit or similar instruments issued under such documents have been cancelled and returned (or backed by stand-by guarantees or cash collateralized) in accordance with the terms of such documents.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, governmental authority, or other entity.

“Senior Lienholder” has the meaning set forth in the Preamble.

“Senior Lienholder Event of Default” means any Event of Default described in the Senior Lienholder Notes or the Senior Lienholder NPA.

“Senior Lienholder Loan Documents” means the Senior Lienholder NPA, the Senior Lienholder Notes and all other Transaction Documents (as defined in the Senior Lienholder NPA).

“Senior Lienholder Notes” has the meaning set forth in the Recitals.

“Senior Lienholder NPA” has the meaning set forth in the Recitals.

“Senior Lienholder Obligations” means all of the obligations of the Company to the Senior Lienholder, whether now existing or hereafter arising and evidenced by or incurred pursuant to the Senior Lienholder Loan Documents.

“Standstill Period” means the period commencing on the date of a B. Riley Event of Default and ending 180 days after B. Riley issues to Senior Lienholder written notice of the occurrence of a B. Riley Event of Default; provided that in the event that as of any day during such 180 days, no B. Riley Event of Default is continuing, then the Standstill Period shall be deemed not to have commenced; provided, further, that if, at the time of the expiration of such 180-day period, the Company is in good faith negotiations with a bona fide financier or acquirer to provide debt or equity financing to the Company (in an amount that would reasonably alleviate any issues giving rise to the Event of Default) or to acquire the Company or a material portion of its equity or assets, then the “Standstill Period” will automatically extend for another 90 days thereafter.

“UCC” means the Uniform Commercial Code as in effect in the state of New York from time to time.

Section 1.02 Terms Generally.

(a) All terms defined in the UCC, unless otherwise defined herein, shall have the meanings set forth therein.

(b) The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms thereof. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(i) any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, modified, renewed, replaced, or extended;

(ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns;

(iii) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(iv) any references to sections, subsections, clauses, or paragraphs shall be references to sections, subsections, clauses, and paragraphs in this Agreement;

(v) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”; and

(vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.

ARTICLE II

TREATMENT OF LIENS.

Section 2.01 Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the B. Riley Obligations granted on the Collateral or of any Liens securing the Senior Lienholder Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or the B. Riley Loan Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance, fraudulent transfer, preference, or otherwise of, the Liens securing the Senior Lienholder Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any Insolvency Proceeding has been commenced by or against the Company, B. Riley hereby agrees that:

(a) any Lien on the Collateral securing or purporting to secure any Senior Lienholder Obligations now or hereafter held by Senior Lienholder, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing or purporting to secure any B. Riley Obligations; and

(b) any Lien on the Collateral securing or purporting to secure any B. Riley Obligations now or hereafter held by B. Riley regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing or purporting to secure any Senior Lienholder Obligations. All Liens on the Collateral securing or purporting to secure any Senior Lienholder Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing or purporting to secure any B. Riley Obligations for all purposes, whether or not such Liens securing or purporting to secure any Senior Lienholder Obligations are subordinated to any Lien securing any other obligation of the Company.

Section 2.02 Prohibition on Contesting Liens; No Marshalling. Each of B. Riley and Senior Lienholder, agrees that it will not (and hereby waives any right to) directly or indirectly contest or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity, perfection, extent or enforceability of a Lien held, or purported to be held, or the allowability of any claim asserted, by Senior Lienholder in the Collateral or by B. Riley in the Collateral, as the case may be, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Senior Lienholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Senior Lienholder Obligations as provided in Sections 2.01 and 3.01. Until the Discharge of Senior Lienholder Obligations, B. Riley will not assert any marshaling, appraisal, valuation or other similar right that may otherwise be available to a junior secured creditor.

Section 2.03 No New Liens. So long as the Discharge of Senior Lienholder Obligations has not occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company, the parties hereto agree that the Company shall not:

(a) grant or permit any additional Liens on any asset or property to secure any B. Riley Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the Senior Lienholder Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 2.01 hereof; or

(b) grant or permit any additional Liens on any asset or property to secure any Senior Lienholder Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the B. Riley Obligations.

Section 2.04 Similar Liens. In furtherance of the foregoing, the parties hereto agree, subject to the other provisions of this Agreement, to cooperate in good faith (and to direct their respective counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Senior Lienholder Loan Documents and the B. Riley Loan Documents.

Section 2.05 Perfection of Liens. The Senior Lienholder shall not be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of B. Riley. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Lienholder, on the one hand, and B. Riley, on the other hand, and such provisions shall not impose on the Senior Lienholder, B. Riley or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Collateral which would conflict with prior-perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

Section 2.06 Agreement to Release Liens. Notwithstanding anything to the contrary contained in any agreement between B. Riley and the Company, subject to Section 3.01 hereof, until the Senior Lienholder Obligations have been Paid in Full, only Senior Lienholder shall have the right to restrict or permit, or approve or disapprove, the sale, transfer, release, or other disposition of the Collateral, or to take any action with respect to the Collateral, in each case, without any consultation with or the consent of B. Riley. Any such sale, transfer, release, or other disposition of the Collateral shall be made either (x) in accordance with the Senior Lienholder Loan Documents as in effect on the date hereof or (y) pursuant to an exercise of remedies in accordance with the Senior Lienholder Loan Documents and this Agreement; provided that the proceeds of such sale, transfer, release, or other disposition of the Collateral shall be applied to the Senior Lienholder Obligations and the B. Riley Obligations pursuant to Article IV hereof and any exercise of remedies is conducted in a commercially reasonable manner. In the event that Senior Lienholder releases or agrees to release any of its Liens or security interests in any portion of the Collateral in connection with the sale or other disposition thereof, or any of the Collateral is sold or retained pursuant to a foreclosure or similar action, B. Riley shall promptly consent to such sale or other disposition and promptly execute and deliver to Senior Lienholder such consent to such sale or other disposition, termination statements, and releases as Senior Lienholder shall reasonably request to effect the release of the Liens and security interests of B. Riley in such Collateral.

ARTICLE III

ENFORCEMENT.

Section 3.01 Exercise of Remedies.

(a) Until the Discharge of Senior Lienholder Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company, B. Riley:

(i) will not commence or maintain, or seek to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies with respect to the Collateral; provided that B. Riley may commence an Enforcement Action or otherwise exercise any or all such rights or remedies after the passage of the Standstill Period; provided, further, that notwithstanding anything herein to the contrary, in no event shall B. Riley exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of the Standstill Period, Senior Lienholder shall have commenced and be diligently pursuing an Enforcement Action or other exercise of their rights or remedies in each case with respect to all or any material portion of the Collateral (prompt notice of such exercise to be given to B. Riley);

(ii) will not contest, protest or object to any foreclosure proceeding or action brought by Senior Lienholder or any other exercise by Senior Lienholder of any rights and remedies relating to the Collateral under the Senior Lienholder Loan Documents or otherwise (including any Enforcement Action initiated by or supported by any Senior Lienholder); and

(iii) subject to their rights under clause (a)(i) above, will not object to Senior Lienholder bringing or pursuing any foreclosure proceeding or action or any other exercise of rights or remedies relating to the Collateral so long as any proceeds received by any Senior Lienholder Representative in excess of those necessary to achieve a Discharge of Senior Lienholder Obligations are distributed in accordance with Section 4.01.

(b) Until the Discharge of Senior Lienholder Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company, subject to Section 3.01(a)(i), Senior Lienholder shall have the exclusive right to commence and maintain an Enforcement Action or otherwise enforce rights, exercise remedies (including set-off, recoupment and the right to credit bid their debt, except that B. Riley shall have the credit bid rights set forth in Section 3.01(c)(vi)), make determinations regarding the release, disposition or restrictions with respect to the Collateral without any consultation with or the consent of B. Riley; provided that any proceeds received by Senior Lienholder in excess of those necessary to achieve a Discharge of the Senior Lienholder Obligations are distributed in accordance with Section 4.01 hereof. In commencing or maintaining any Enforcement Action or otherwise exercising rights and remedies with respect to the Collateral, Senior Lienholder may enforce the provisions of the Senior Lienholder Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with B. Riley and regardless of whether any such exercise is adverse to the interest of B. Riley. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under bankruptcy laws of any applicable jurisdiction.

(c) Notwithstanding the foregoing, B. Riley may:

(i) file a claim or statement of interest with respect to the B. Riley Obligations; provided that an Insolvency Proceeding has been commenced by or against the Company;

(ii) take any action (not adverse to the priority status of the Liens on the Collateral securing the Senior Lienholder Obligations or the rights of Senior Lienholder to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on the Collateral;

(iii) file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of B. Riley, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the B. Riley Obligations and the Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by B. Riley may be inconsistent with or contravene the provisions of this Agreement;

(v) exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent permitted by Section 3.01(a)(i); and

(vi) bid for or purchase Collateral at any public, private or judicial foreclosure upon such Collateral initiated by Senior Lienholder or any sale of Collateral during an Insolvency Proceeding; provided that such bid may not include a “credit bid” in respect of any B. Riley Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the Discharge of the Senior Lienholder Obligations.

B. Riley agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any Collateral in its capacity as a creditor unless and until the Discharge of the Senior Lienholder Obligations has occurred, except in connection with any foreclosure expressly permitted by Section 3.01(a)(i) to the extent that B. Riley is permitted to retain the proceeds thereof in accordance with Section 4.02 of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of the Senior Lienholder Obligations has occurred, except as expressly provided in Sections 3.01(a) and this Section 3.01(c), the sole right of B. Riley with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the Senior Lienholder Obligations has occurred.

(d) Subject to Sections 3.01(a) and (c):

(i) B. Riley agrees that it will not take any action that would hinder or delay any exercise of remedies under the Senior Lienholder Loan Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise;

(ii) B. Riley hereby waives any and all rights it may have as a junior lien creditor or otherwise to object to the manner in which Senior Lienholder seeks to enforce or collect the Senior Lienholder Obligations or Liens securing the Senior Lienholder Obligations granted in any of the Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by Senior Lienholder is adverse to the interest of any B. Riley Secured Party; and

(iii) B. Riley hereby acknowledges and agrees that no covenant, agreement or restriction contained in the B. Riley Loan Documents (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of Senior Lienholder with respect to the Collateral as set forth in this Agreement and the Senior Lienholder Loan Documents.

(e) Except as otherwise set forth in this Agreement, B. Riley may exercise rights and remedies as unsecured creditors against the Company (other than initiating or joining in an involuntary case or proceeding under any Insolvency Proceeding with respect to the Company or otherwise taking any action that is inconsistent with or prohibited by the terms of this Agreement); provided that in the event that B. Riley becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the B. Riley Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Senior Lienholder Obligations) in the same manner as the other Liens securing the B. Riley Obligations are subject to this Agreement.

(f) Except as specifically set forth in Sections 3.01(a) and (d), nothing in this Agreement shall prohibit the receipt by B. Riley of the required payments of interest, principal and other amounts owed in respect of the B. Riley Obligations so long as such receipt is not the direct or indirect result of the exercise by B. Riley of rights or remedies as a creditor (including set-off and recoupment) or enforcement in contravention of this Agreement of any Lien held by any of them or as a result of any other violation by B. Riley of the express terms of this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies Senior Lienholder may have with respect to the Collateral.

Section 3.02 Actions Upon Breach; Specific Performance. If B. Riley, in contravention of the terms of this Agreement, in any way takes, or attempts to or threatens to take, any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fails to take any action required by this Agreement, this Agreement shall create an irrebuttable presumption and admission by B. Riley that relief against B. Riley by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Senior Lienholder Secured Parties, it being understood and agreed by B. Riley that (i) the Senior Lienholder Secured Parties’ damages from actions of B. Riley may at that time be difficult to ascertain and may be irreparable and (ii) B. Riley waives any defense that Senior Lienholder cannot demonstrate damage and/or be made whole by the awarding of damages. Senior Lienholder may demand specific performance of this Agreement. B. Riley hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by Senior Lienholder. No provision of this Agreement shall constitute or be deemed to constitute a waiver by Senior Lienholder of any right to seek damages from any Person in connection with any breach or alleged breach of this Agreement.

ARTICLE IV

PAYMENTS.

Section 4.01 Application of Proceeds. So long as the Discharge of the Senior Lienholder Obligations has not occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company, any Collateral or any proceeds thereof received in connection with any Enforcement Action or other exercise of remedies by any Senior Lienholder, or any payment or distribution (including adequate protection payments), shall be applied by the Collateral Agents or the Senior Lienholder Representatives, as applicable, to the Senior Lienholder Obligations in such order as specified in the relevant Senior Lienholder Loan Documents; provided, that any non-cash Collateral or non-cash proceeds will be held by the applicable Collateral Agent as Collateral unless the failure to apply such amounts would be commercially unreasonable. Upon the Discharge of the Senior Lienholder Obligations, to the extent proceeds remain, such proceeds shall be delivered to whomever may be lawfully entitled to receive the same.

Section 4.02 Payments Over.

(a) So long as the Discharge of the Senior Lienholder Obligations has not occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company, any Collateral or any proceeds thereof, or any payment or distribution (including adequate protection payments), received by B. Riley in connection with any Enforcement Action or other exercise of any right or remedy relating to the Collateral, in all cases shall be segregated and held in trust and forthwith paid over to Senior Lienholder for the benefit of the Senior Lienholder Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

(b) So long as the Discharge of the Senior Lienholder Obligations has not occurred, if in any Insolvency Proceeding B. Riley shall receive any distribution of money or other property in respect of the Collateral (including any assets or proceeds subject to Liens that have been avoided or otherwise invalidated or any adequate protection cash payments) such money or other property shall be segregated and held in trust and forthwith paid over for the benefit of Senior Lienholder in the same form as received, with any necessary endorsements. Any Lien received by B. Riley in respect of any of the B. Riley Obligations in any Insolvency Proceeding shall be subject to the terms of this Agreement.

ARTICLE V

MODIFICATIONS AND AMENDMENTS.

Section 5.01 Modifications to Senior Lienholder Loan Documents. Until the B. Riley Obligations have been Paid in Full, and notwithstanding anything to the contrary contained in the Senior Lienholder Loan Documents, the Company and Senior Lienholder shall not, without the prior written consent of B. Riley, agree to any amendment, modification, or supplement to the Senior Lienholder Loan Documents if such amendment, modification, or supplement would add or change any terms in a manner materially adverse to the Company or B. Riley (including, for the avoidance of doubt, any addition of any Senior Lienholder Event of Default not existing on the date hereof that would be materially adverse to the Company or B. Riley or increasing the principal amount of Senior Lienholder Obligations other than through the issuance of additional Senior Lienholder Notes pursuant to the terms of the Senior Lienholder NPA as in effect as of the date hereof or the accrual of interest paid in kind), or shorten the final maturity of the Senior Lienholder Obligations, or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto. For the sake of clarity, nothing herein shall restrict Senior Lienholder from exercising its rights to purchase additional Senior Lienholder Notes under the terms of the Senior Lienholder NPA as in effect as of the date hereof.

Section 5.02 Modifications to B. Riley Loan Documents. Until the Senior Lienholder Obligations have been Paid in Full, and notwithstanding anything to the contrary contained in the B. Riley Loan Documents, the Company and B. Riley shall not, without the prior written consent of Senior Lienholder, agree to any amendment, modification, or supplement to the B. Riley Loan Documents if such amendment, modification, or supplement would add or change any terms in a manner materially adverse to the Company or Senior Lienholder (including, for the avoidance of doubt, any addition of any B. Riley Event of Default not existing on the date hereof that would be materially adverse to the Company or Senior Lienholder or increasing the principal amount of B. Riley Obligations other than through the accrual of interest paid in kind), or shorten the final maturity of the B. Riley Obligations, or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto.

ARTICLE VI

WAIVER OF CERTAIN RIGHTS OVER COLLATERAL.

Section 6.01 Rights Relating to Senior Lienholder’s Actions Regarding the Collateral. B. Riley hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing Senior Lienholder from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Senior Lienholder shall have the exclusive right, as among the parties hereto, to enforce rights and exercise remedies with respect to the Collateral until the Senior Lienholder Obligations have been Paid in Full. In exercising rights and remedies with respect to the Collateral, Senior Lienholder may enforce the provisions of the Senior Lienholder Loan Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in its sole discretion. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the UCC. In conducting any public or private sale under the UCC, Senior Lienholder shall give B. Riley ten (10) days’ prior written notice of such sale.

Section 6.02 Preservation of Rights. Senior Lienholder shall have no duty to protect or preserve any rights pertaining to any of the Collateral in its possession and Senior Lienholder shall not have any liability to B. Riley for any claims and liabilities at any time arising with respect to the Collateral in its possession, except as otherwise expressly provided in this Agreement. B. Riley shall have no duty to protect or preserve any rights pertaining to any of the Collateral in its possession and B. Riley shall not have any liability to Senior Lienholder for any claims and liabilities at any time arising with respect to the Collateral in its possession, except as otherwise expressly provided in this Agreement.

Section 6.03 Obligations Unconditional. All rights, interests, agreements and obligations of Senior Lienholder and B. Riley, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of the Senior Lienholder Loan Documents or the B. Riley Loan Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Lienholder Obligations or B. Riley Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Senior Lienholder Document or the B. Riley Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Lienholder Obligations or B. Riley Obligations or any guaranty thereof;

(d) the commencement of any Insolvency Proceeding in respect of the Company; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company in respect of Senior Lienholder or B. Riley in respect of this Agreement.

Section 6.04 Bailee for Perfection. Each of Senior Lienholder and B. Riley acknowledges and agrees that to the extent that it (or its agent) retains physical possession or control of any of the Collateral, it (or its agent) shall hold such Collateral on behalf of itself and of the other such party so that for purposes of perfecting any Lien in any Collateral it acts and holds such Collateral on behalf of Senior Lienholder and B. Riley.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Each of Senior Lienholder and B. Riley hereby represents and warrants to such other party that as of the date hereof:

(a) it has the power and authority to enter into, execute, deliver, and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action;

(b) the execution of this Agreement by it will not violate or conflict with its organizational documents, the Senior Lienholder Loan Documents or the B. Riley Loan Documents, as applicable, or any applicable law, regulation, or order, or require any consent or approval that has not been obtained; and

(c) this Agreement is the legal, valid, and binding obligation of such party, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

ARTICLE VIII

INSOLVENCY PROCEEDINGS

In the event of any Insolvency Proceeding involving the Company:

(a) Any Distribution by the Company, whether in cash, securities, or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Intercreditor Obligations, shall be delivered to Senior Lienholder, and applied in accordance with the terms of Article IV. B. Riley irrevocably authorizes, empowers, and directs any debtor, debtor-in-possession, receiver, trustee, liquidator, custodian, conservator, or other Person having authority, to pay or otherwise deliver all such Distributions to Senior Lienholder as set forth above. B. Riley also irrevocably authorizes and empowers Senior Lienholder, in the name of B. Riley, to demand, sue for, collect, and receive any and all such Distributions.

(b) B. Riley agrees not to initiate, prosecute, or participate in any claim, action, or other proceeding challenging the enforceability, validity, perfection, or priority of any portion of the Senior Lienholder Obligations or any Liens and security interests securing any portion of the Senior Lienholder Obligations. Senior Lienholder agrees not to initiate, prosecute, or participate in any claim, action, or other proceeding challenging the enforceability, validity, or perfection of any portion of the B. Riley Obligations or any Liens and security interests securing any portion of the B. Riley Obligations.

(c) B. Riley agrees that Senior Lienholder may consent to the use of cash collateral or provide debtor-in-possession financing to the Company on such terms and conditions and in such amounts as Senior Lienholder, in its sole discretion, may decide. B. Riley agrees that it will not object to or oppose any such cash collateral usage or debtor-in-possession financing which meets the Financing Conditions or any sale or other disposition of any property securing all of any part of the Intercreditor Obligations free and clear of Liens of B. Riley under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code, if Senior Lienholder has consented to such sale or disposition and the proceeds of such sale or disposition are distributed in accordance with Section 4.01. B. Riley agrees not to assert any right it may have to “adequate protection” of its interest in any Collateral in any Insolvency Proceeding and agrees that it will not seek to have the automatic stay lifted with respect to any Collateral without the prior written consent of Senior Lienholder; provided that, Senior Lienholder will not object to any request by B. Riley for adequate protection similar to that granted to Senior Lienholder, including replacement liens on all prepetition and postpetition property of the Company upon which Senior Lienholder is also granted adequate protection replacement liens, with such liens in favor of B. Riley being subject in all respects to this Agreement. B. Riley waives any claim it may now or hereafter have against Senior Lienholder arising out of the election of Senior Lienholder of the application of Section 1111(b)(2) of the Bankruptcy Code or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency Proceeding. B. Riley agrees that it will not provide, or offer to provide, any debtor-in-possession financing to the Company without the prior written consent of Senior Lienholder.

(d) B. Riley agrees to execute, verify, deliver, and file any proofs of claim in respect of the B. Riley Obligations reasonably requested by Senior Lienholder in connection with any such Insolvency Proceeding and hereby irrevocably authorizes Senior Lienholder to file such proofs of claim upon the failure of B. Riley to do so prior to three (3) business days before the expiration of the time to file any such proof of claim; provided, however, that Senior Lienholder shall not be permitted to vote such claim and all voting rights with respect thereto shall be retained by B. Riley. Each of Senior Lienholder and B. Riley agrees not to vote for any plan of reorganization that does not provide for the payment of the Intercreditor Obligations in accordance with Article IV, or to otherwise vote its claims or interests in any Insolvency Proceeding (including voting for, or supporting, confirmation of any plans of reorganization) in a manner that would be inconsistent with such party’s covenants and agreements contained herein.

(e) The provisions of this Agreement shall continue to govern the relative rights of Senior Lienholder and B. Riley even if all or part of the Intercreditor Obligations or the Liens or security interests securing the Intercreditor Obligations are subordinated, set aside, avoided, invalidated, or disallowed in connection with any such Insolvency Proceeding. This Agreement shall be reinstated if at any time any payment of any of the Intercreditor Obligations is rescinded or must otherwise be returned by any holder of Intercreditor Obligations or any representative of such holder.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Conflict. In the event of any conflict between any term, covenant, or condition of this Agreement and any term, covenant, or condition of the Senior Lienholder Loan Documents or the B. Riley Loan Documents, the provisions of this Agreement shall control and govern in all respects.

Section 9.02 Termination of Agreement. This Agreement shall remain in full force and effect until the Senior Lienholder Obligations have been Paid in Full, after which this Agreement shall terminate without further action on the part of the parties hereto.

Section 9.03 Amendments; Modifications. This Agreement constitutes the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, relating to the subject matter hereof. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by B. Riley and Senior Lienholder, and then such modification, waiver, or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar, or other circumstances unless specifically required hereunder.

Section 9.04 Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of Senior Lienholder, B. Riley, and the Company. To the extent permitted under the Senior Lienholder Loan Documents, Senior Lienholder may, from time to time, without notice to B. Riley, assign or transfer any or all of the Senior Lienholder Obligations or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Lienholder Obligations shall, subject to the terms hereof, be and remain Senior Lienholder Obligations for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Lienholder Obligations or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Lienholder Obligations, be entitled to rely upon and be a third party beneficiary of the provisions of this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto. To the extent permitted under the B. Riley Loan Documents, B. Riley may, from time to time, without notice to Senior Lienholder, assign or transfer any or all of the B. Riley Obligations or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the B. Riley Obligations shall, subject to the terms hereof, be and remain B. Riley Obligations for purposes of this Agreement, and every permitted assignee or transferee of any of the B. Riley Obligations or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the B. Riley Obligations, be entitled to rely upon and be a third party beneficiary of the provisions of this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

Section 9.05 Specific Performance; Additional Remedies. Each of Senior Lienholder and B. Riley may demand specific performance of this Agreement and all parties hereto hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by either Senior Lienholder or B. Riley. If B. Riley violates any of the terms of this Agreement, in addition to any remedies at law, in equity, or otherwise, Senior Lienholder may restrain such violation in any court of law and may, in its own or in any party’s name, interpose this Agreement as a defense in any action by B. Riley. If Senior Lienholder violates any of the terms of this Agreement, in addition to any remedies in law, equity, or otherwise, B. Riley may restrain such violation in any court of law and may, in its own or in any party’s name, interpose this Agreement as a defense in any action by Senior Lienholder.

Section 9.06 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by e-mail as provided in paragraph (b) below, all notices and other communications provided for herein shall be made in writing and mailed by certified or registered mail, delivered by hand or overnight courier service, or sent by facsimile as follows:

(i)	if to Senior Lienholder, to:

[To be provided]

(ii)	if to B. Riley, to:

[To be provided]

(iii)	if to the Company, to:

[To be provided]

(b) Each party hereto may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Notices and other communications (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile, with machine-confirmation by sender of transmission, shall be deemed to have been given when sent; (iii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail, or other written acknowledgment), and (iv) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (iii) of notification that such notice or communication is available and identifying the website address therefor; provided that, in the case of clauses (ii), (iii) and (iv) above, if such notice, facsimile, e-mail, or other communication is not sent during the recipient’s normal business hours, such notice, facsimile, e-mail, or communication shall be deemed to have been sent at the recipient’s opening of business on the next business day.

(d) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto as provided in this Section 9.06.

Section 9.07 Further Assurances. Each party to this Agreement will promptly execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effectuate fully the purposes of this Agreement.

Section 9.08 Headings. The section headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

Section 9.09 Counterparts; Electronic Execution. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (e.g., “pdf”) format shall be as effective as the delivery of a manually executed counterpart of this Agreement.

Section 9.10 Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal, or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as to most fully achieve the intention of this Agreement.

Section 9.11 Governing Law; Jurisdiction; Etc.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in New York, New York in any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal, court. Each of the parties hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 9.11(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.06. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first above written.

Senior Lienholder:

[●]

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

B. Riley:

B. RILEY COMMERCIAL CAPITAL, LLC

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

Company:

FAZE CLAN INC.

By:
Name:
Title:

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

EXHIBIT D

Form of Secured Convertible Promissory Note

[See attached]

Ex D

EXHIBIT D

Dated [ ● ], 2022

Form of Secured Convertible Promissory Note

between

Faze Clan Inc.

as Maker

and

B. Riley Principal Commercial Capital, LLC

as Holder

i

THIS SECURED CONVERTIBLE PROMISSORY NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF, OR EXERCISE OF ANY PURCHASE OPTION UNDER, THIS SECURED CONVERTIBLE PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR, IF REASONABLY REQUESTED BY THE MAKER, AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER (AS DEFINED BELOW) AND/OR ITS COUNSEL THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

FAZE CLAN INC.

SECURED CONVERTIBLE PROMISSORY NOTE

$[●]	[Date]
New York, NY

Subject to the terms and conditions of this secured convertible promissory note (this “Note”), for value received, Faze Clan Inc., a Delaware corporation (the “Maker”), hereby promises to pay to B. Riley Principal Commercial Capital, LLC, a Delaware limited liability company (the “Holder”), the principal sum of [●] ($[●]), together with interest thereon (as set forth below), accruing on and from the date hereof until the entire Balance (as defined below) is paid (or converted, as provided in Section 1.09 below), at an annual rate equal to ten percent (10.0%) (the “Interest Rate”).

This Note is issued by the Maker pursuant to that certain Secured Convertible Note Purchase Agreement, dated as of [●] (the “Purchase Agreement”), entered into by and between the Maker and the Holder, and is subject to, and the Maker and the Holder shall be bound by, all the terms, conditions and provisions of the Purchase Agreement. Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement. This Note is one of a series of duly authorized convertible promissory notes of like tenor and ranking issued pursuant to the Purchase Agreement in the aggregate principal amount of up to $[●], sometimes hereinafter referred to as the “Notes”.

Section 1.01 Defined Terms. As used herein, the following capitalized terms shall have the respective meanings ascribed to them below. Other capitalized terms used herein are as defined elsewhere in this Note.

“Affiliate” shall mean, with respect to the Holder, any entity directly or indirectly controlled by [Holder]. For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity whether through the ownership of voting securities, by contract, or otherwise.

“Applicable Equity Value” means the lesser of (a) the imputed pre-money enterprise value of the Maker with respect to the Qualified Financing (if any) most recently consummated prior to the time of determination, and (b) $250,000,000.00 minus the Maker Debt.

“Balance” means, at the applicable time, the sum of all then outstanding principal and accrued but unpaid interest under this Note, which, for purposes of clarification, will not include interest that has been paid by the issuance to the Holder of one or more Contingent Interest Notes.

“Business Day” means a weekday on which banks are open for general banking business in New York City, New York.

1

“Company Competitor” means any person that is (a) an esports competitor or team or (b) otherwise primarily engaged in the esports industry.

“Conversion of Capital Price” means a per-share price equal to (x) the Applicable Equity Value divided by (y) the total number of shares of capital stock of the Maker then currently issued and outstanding, calculated on an as-exercised, as-converted, fully diluted basis, but excluding (a) shares of capital stock of the Maker issuable to the Holder upon the conversion of the Notes and (b) shares of capital stock issuable upon conversion of other convertible notes or indebtedness then outstanding. For the sake of clarity, in the event that, for any derivative securities then outstanding, the number of shares of capital stock of the Maker into which such derivative securities would be convertible or exchangeable on the applicable conversion date cannot be definitively determined, then the Maker’s Board of Directors shall provide reasonable and fair assumptions prepared in good faith and reduced to writing, for presentation to the Holder, to be used for purposes of calculating such number of shares of capital stock of the Maker into which such derivative securities would be convertible on the applicable date, subject to reasonable consultation with the Holder.

“Conversion Shares” means, as of the time of election, either (x) shares of Common Stock of the Maker, par value $0.00001 per share, or (y) shares of the series or class of capital stock of the Maker most recently sold in a Qualified Financing consummated prior to such time, as may be elected by the Holder in its sole discretion.

“Deemed Maturity Date” means the earliest of (a) the Maturity Date, (b) the consummation of a Liquidity Event, (c) the consummation of a Qualified Financing, and (d) the date on which the maturity of the obligations under this Note has been accelerated by the Holder after the occurrence of an Event of Default.

“Interest Period” means, initially, the period beginning on and including the Issuance Date and ending on and including [●], 20[●] and each successive period as follows: the period beginning on and including December 31 and ending on and including June 30; and the period beginning on and including July 1 and ending on and including December 30.

“Issuance Date” means the date of this Note, as set forth above.

“Letter Agreement” means that certain side letter agreement of even date herewith between the Maker and the Holder.

“Liquidity Event” means (a) an initial public offering of the Maker’s equity securities pursuant to an effective registration statement under the Securities Act or a transaction with a publicly traded special purpose acquisition company intend to have a similar effect, (b) the merger or consolidation of the Maker with or into another entity (other than a wholly owned subsidiary of the Maker), including, but not limited to, a SPAC Transaction with a pre-money value of at least $500,000,000, (c) a transaction or a series of related transactions pursuant to which more than 50% of the Maker’s equity securities come to be owned by an unrelated third party (or parties), whether by sale, merger or otherwise, resulting in compensation to the then selling owners of the Maker, or (d) a sale of all or substantially all of the assets of the Maker.

“Maker Debt” means, as of the date of determination, the aggregate amount of all then-outstanding indebtedness of the Maker and its subsidiaries in excess of $25,000,000, expressly excluding for this purpose any indebtedness underlying the Notes and any other convertible indebtedness of the Maker.

“Maturity Date” means December 15, 2023.

“Qualified Financing” means a private round of equity financing consummated by the Maker after the date of this Note resulting in aggregate gross proceeds to the Company of at least $15,000,000.00, excluding any SAFEs or convertible notes.

2

“Securities Act” means the Securities Act of 1933, as amended.

“SPAC Transaction” means any merger or other corporate transaction in which the Company acquires, is acquired by, or otherwise combines or consolidates with a special purpose acquisition company that results in the Company, or the company which acquires or mergers with the Company, being listed on the Nasdaq Stock Market’s National Market, the New York Stock Exchange or another national exchange or marketplace approved by the Board of Directors of the Company.

The following is a statement of the rights of the Holder and the terms and conditions to which this Note is subject and to which the Holder, by acceptance of this Note, agrees:

Section 1.02 Payment. All payments of cash hereunder shall be made in lawful money of the United States of America and in immediately available funds at the principal office of the Holder, or such other place as the Holder may from time to time designate in writing to the Maker. If any payment on this Note becomes due on a date that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment.

Section 1.03 Interest. Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 360-day year, consisting of twelve (12) months of thirty (30) days each, from the actual number of days elapsed and shall be payable in arrears for each Interest Period on the last day of the applicable Interest Period during the period beginning on the Issuance Date and ending, subject to earlier acceleration, redemption or conversion, on, and including, the Maturity Date (even if the Maturity Date is not the last day of an Interest Period) (each, an “Interest Date”) with the first Interest Date being [●]. Interest shall be payable on each Interest Date to the Holder any Affiliate thereof who becomes the Holder, so long as it is the Holder, in a combination of cash (“Cash Interest”) and by issuance contingent interest notes in the form of Exhibit B-2 to the Purchase Agreement (“Contingent Interest Notes”), as follows: On each Interest Date, the interest then payable will be paid by means of the issuance to the Holder of Contingent Interest Notes in original principal amount equal to the interest then due and payable; provided, however, that, solely in order to address any federal, state or other tax liability that the Holder determines, upon advice of its tax advisers, is actually due and owing by the Holder in connection with such interest payment, the Holder may elect, by notifying the Maker of such election at least forty-five (45) days prior to the applicable Interest Date, to have a portion of such interest payment, up to 25% thereof, paid as Cash Interest, with the remainder to be paid by means of the issuance of Contingent Interest Notes. Prior to the payment of interest on an Interest Date, interest on this Note shall accrue at the Interest Rate and be payable by cash. For any holder of this Note other than the Holder, interest shall be payable on each Interest Date to such holder by issuance of Contingent Interest Notes in an original principal amount equal to the interest then due and payable.

Section 1.04 Prepayment. The Maker may not prepay this Note in whole or in part without the prior written consent of the Holder.

Section 1.05 Security Interest and Guaranties. Payment of this Note is secured by a security interest in certain property of the Maker pursuant to that certain Pledge and Security Agreement dated as of [●] and is guaranteed by the Guaranties contemplated by the Purchase Agreement.

Section 1.06 Subordination. All claims of the Holder to principal, interest, costs, expenses and any other amounts at any time owed under this Note, or under any guaranty of this Note made by the Maker or any of its subsidiaries or affiliates, are subordinated in the manner and to the extent set forth in the Purchase Agreement.

3

Section 1.07 Notes Pari Passu; Application of Payments. Each of the Notes issued pursuant to the Purchase Agreement shall rank equally without preference or priority of any kind over one another, and all payments and recoveries payable on account of principal and interest on the Notes shall be paid and applied ratably and proportionately on the Balances of all outstanding Notes on the basis of the Balances outstanding on each Note. Subject to the foregoing provisions, all payments will be applied first to the repayment of accrued interest until all then outstanding accrued interest has been paid in full, and then to the repayment of principal until all principal has been paid in full. After all applications of such payments have been made as provided in this Section 1.07, the remaining amount of such payments that are, in either case, in excess of the aggregate Balance of all outstanding Notes shall be returned to the Maker.

Section 1.08 New Note. (a) Upon receipt of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note, the Maker will issue a new note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note, and in such event the Holder agrees to indemnify and hold harmless the Maker in respect of any such lost, stolen, destroyed or mutilated Note.

(b) Upon the Holder’s election to convert or be repaid less than the full amount of this Note, the Maker will issue and deliver to the Holder, at the Maker’s expense, a new note or notes of like tenor, in the name of the Holder or as the Holder may direct, for the reduced principal amount then payable under this Note.

Section 1.09 Conversion of Note.

(a) Conversion. The Balance shall be due and payable in cash on the Deemed Maturity Date; provided, however, that if the Holder provides written notice to the Maker (i) at least ninety (90) days prior to the Deemed Maturity Date, if the Deemed Maturity Date is the Maturity Date, or (ii) in accordance with the requirements of Section 1.09(b) below, if the Deemed Maturity Date is the date of the consummation of a Liquidity Event or a Qualified Financing (each a “Conversion Event”), in such event, indicating the Holder’s election to have all or any portion of the then-outstanding principal amount (if the Deemed Maturity Date is the Maturity Date) or Balance (if the Deemed Maturity Date is the date of the consummation of a Conversion Event) hereunder converted as of the Deemed Maturity Date into a number of Conversion Shares equal to the result of dividing (x) such portion of the then-outstanding principle amount or Balance that the Holder elects to be converted in accordance the foregoing, by (y) the Conversion of Capital Price (such right to convert, the “Conversion Right”), then only that portion of the outstanding Balance that the Holder has not elected to be converted into Conversion Shares shall be repaid in cash on the Deemed Maturity Date, and the remainder shall be converted as of the Deemed Maturity Date into Conversion Shares.

(b) Conversion Event. In the event that the Maker executes a bona fide term sheet, letter of intent, memorandum of understanding or similar summary of terms contemplating a Conversion Event or otherwise agrees in principle to the terms regarding a Conversion Event, the Maker shall promptly, and in any event within five (5) Business Days, provide written notice to the Holder of such proposed Conversion Event, which notice shall include a copy of the applicable term sheet or similar document or, if the terms thereof have not been reduced to writing, a summary of the applicable terms of such Conversion Event (the “Term Sheet Notice”). The Holder may elect, at its sole discretion, to exercise the Conversion Right, effective immediately prior to the closing of such Conversion Event, by providing written notice to the Maker of its intention to convert all or a portion of the Balance into Conversion Shares, and by delivering this Note to the Company to be held in trust by the Company until the consummation of such proposed Conversion Event, within fifteen (15) days of its receipt of the Term Sheet Notice. Upon such election to so convert, the Contingent Interest Notes will also be subject to conversion upon the same terms as set forth herein. In the event that the proposed Conversion Event contemplated by the Term Sheet Notice is not consummated substantially on the terms set forth in the Term Sheet Notice within one hundred and twenty (120) days after the date of the Term Sheet Notice, the Maker will be obligated to return this Note to the Holder and repeat the notice process set forth in this Section 1.09(b) prior to consummating any Conversion Event. During the period of time between the date of the Term Sheet Notice and the date of the consummation of the Conversion Event, the Maker will, on a timely and regular basis, keep the Holder reasonably apprised of the status of the anticipated Conversion Event and fully apprised of any material changes to the material terms thereof. If, during such period of time, the terms of the proposed Conversion Event are revised in such a manner so as to diverge in any material respect from those set forth in the Term Sheet Notice, the Maker will promptly, and in any event within five (5) Business Days, notify the Holder of such revised terms, and the Holder will have ten (10) Business Days following its receipt of such notice to change its applicable election regarding the Conversion Right.

4

(c) Financing Agreements. In the event that this Note is converted into Conversion Shares, the Holder acknowledges that the Maker may require the Holder to execute and deliver certain agreements relating to the purchase, sale or offering of the Conversion Shares, as well as rights of first refusal and co-sale, rights of first offer, voting rights and/or market stand-off agreements, if any, relating to such securities or required by other agreements of the Maker (collectively, the “Financing Agreements”), including, but not limited to, the Voting Agreement, Investors’ Rights Agreement and the Right of First Refusal and Co-Sale Agreement entered into in connection with Maker’s offering of Series A Preferred Stock, or successor agreements thereto, all as applicable. The Holder agrees to execute and deliver all of the Financing Agreements reasonably requested by the Maker to the extent the terms of same are reasonable and customary, and at least as favorable to the Holder as to any other investor that is a party thereto and with an investment in the Maker of a similar amount (but in any event, at least $5,000,000).

Section 1.10 [Reserved].

Section 1.11 Events of Default. Upon (i) an Event of Default, as set forth below, and (ii) receipt of a written election submitted by the Holder requesting repayment pursuant to an Event of Default, the Balance shall become due and payable within three (3) Business Days of the Maker’s receipt of such written election; provided that, solely with regard to an Event of Default under clause (a) or (d) below, such Event of Default has not been cured prior to the third (3rd) Business Day after the Maker’s receipt of such written election. The occurrence of any of the following shall constitute an “Event of Default” hereunder:

(a) the failure of the Maker to pay any of the principal, interest or any other amounts payable under this Note when due and payable;

(b) the failure of the Maker or any subsidiary of the Maker to observe or perform in any material respect any obligation or covenant to be observed or performed by the Maker or any subsidiary of the Maker under the Purchase Agreement, this Note or the Pledge and Security Agreement within five (5) Business Days after receiving written notice from the Holder to perform or observe such obligation;

(c) the entry of a material judgment, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect that is not discharged by the Maker or such subsidiary within five (5) Business Days of the entry of such material judgment;

(d) the Maker or any subsidiary of the Maker is in default or otherwise fails to perform its obligations under any agreement to which the Maker or any subsidiary of the Maker is a party resulting in the right of the other party or parties thereto, whether or not exercised, to accelerate the maturity of indebtedness thereunder;

(e) the Maker files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or seeks the appointment of a custodian, receiver, trustee (or other similar official) of the Maker or all or any substantial portion of the Maker’s assets, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing, or fails to generally pay its debts as they become due; or

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(f) an involuntary petition is filed, or any proceeding or case is commenced, against the Maker (unless such proceeding or case is dismissed or discharged within sixty (60) days of the filing or commencement thereof) under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, liquidation or moratorium statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is applied or appointed for the Maker or to take possession, custody or control of any property of the Maker, or an order for relief is entered against the Maker in any of the foregoing.

Upon the occurrence of an Event of Default and for so long as an Event of Default shall be continuing, and without constituting a waiver of any such Event of Default, interest under this Note shall accrue at an annual rate equal to the lower of (i) thirteen percent (13.0%) and (ii) the highest rate of interest allowable under law.

Section 1.12 Negative Covenants. For so long as this Note is outstanding, consent of the Holder shall be required for the Maker to do any of the acts set forth in Article 6 of the Purchase Agreement.

Section 1.13 No Liability. The Holder agrees that no director, officer or stockholder of the Maker shall have any personal liability for the repayment of this Note.

Section 1.14 No Rights as a Stockholder. Until the conversion of all or any portion of this Note, the Holder shall not have or exercise any rights by virtue hereof as a holder of capital stock of the Maker.

Section 1.15 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws or choice of laws.

Section 1.16 Collection Expenses. The Maker agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees, incurred by the holder of this Note in endeavoring to enforce its rights and/or collect any amounts payable hereunder which are not paid when due.

Section 1.17 Amendment. No failure or delay by the Holder in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder hereunder are cumulative and are not exclusive of any rights or remedies that he, she or it would otherwise have. No waiver of any provision of this Note shall in any event be effective unless the same shall be permitted by this Section 1.17, and then such waiver shall be effective only in the specific instance and for the purpose for which given. This Note may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Maker and the Holder. No amendment or waiver of this Note will extend to or affect any obligation, covenant, agreement, or Event of Default not expressly amended or waived or thereby impair any right consequent thereon.

Section 1.18 Waiver. The Maker hereby waives presentment, protest, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note.

Section 1.19 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

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Section 1.20 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, upon confirmation of receipt when sent by electronic mail, or four (4) Business Days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (i) if to the Maker, as set forth below the Maker’s name on the signature page of this Note, and (ii) if to the Holder, at the Holder’s address as set forth below the Holder’s name on the signature page of this Note, or at such other address as the Maker or the Holder may designate by advance written notice delivered in accordance with the provisions of this Section 1.20 to the other party hereto.

Section 1.21 Headings; Interpretation. In this Note, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (ii) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Note, and (iii) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”. All references in this Note, if any, to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

Section 1.22 Counterparts; Facsimile Signatures. This Note may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Note by signing any such counterpart. This Note may be executed and delivered by facsimile, or by e-mail in portable document format (.pdf) and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other party.

Section 1.23 Other Restrictions and Rights. This Note was issued in connection with the Purchase Agreement, the Security Agreement, and the Letter Agreement. THE HOLDER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS AND ENTITLED TO CERTAIN RIGHTS AND PRIVILEGES AS SET FORTH IN THE PURCHASE AGREEMENT, THE SECURITY AGREEMENT, AND THE LETTER AGREEMENT.

Section 1.24 Transferability. This Note (or any portion hereof) may be offered, sold, assigned or transferred by the Holder without the consent of the Maker only pursuant to the registration of this Note under the Securities Act and registration or qualification under applicable state securities laws, or an opinion of counsel reasonably satisfactory to the Maker and/or its counsel that such registration or qualification is not required, to any Affiliate of the Holder who is not a Company Competitor. If a portion of this Note is transferred, then (x) all holders of any portion of this Note shall, collectively, be deemed to be the “Holder” hereunder, (y) any obligations of the “Holder” hereunder shall be deemed to be several and not joint, and (z) any item hereunder requiring the consent, action or approval of the “Holder” shall require the consent, action or approval of the holders of at least a majority of the outstanding amounts under this Note. If this Note (or any portion hereof) is to be transferred, the Holder shall surrender this Note to the Maker, whereupon the Maker will forthwith issue and deliver upon the order of the Holder a new Note, registered as the Holder may request, representing the outstanding Principal (together with any other amounts owed under this Note) being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note to the Holder representing the outstanding Principal not being transferred. Whenever the Maker is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the principal remaining outstanding (or in the case of a new Note, the principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the issuance date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid interest of this Note, and other non-principal amounts, from the issuance date.

Section 1.25 Entire Agreement. This Note, together with the Purchase Agreement, the Security Agreement, the Letter Agreement and each of the exhibits and schedules thereto, constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Secured Convertible Promissory Note as of the date first above written.

COMPANY:

FAZE CLAN INC.

By:
Name:
Title:

Address:	1800 N. Highland Ave., Suite 600
Los Angeles, CA 90028
Attention:

[Signature Page to Secured Convertible Note Purchase Agreement]

Acknowledged and agreed by Holder:

HOLDER:

B. Riley Principal Commercial Capital, LLC

By:
Name:
Title:

Address:

Attention:

Signature Page to Secured Convertible Promissory Note

EXHIBIT E

Form of Term Note

[See attached]

Ex E

Exhibit E

Faze Clan Inc.

Term Promissory Note

$[●]	[Date]

New York, NY

Subject to the terms and conditions of this term note (this “Note”), for value received, Faze Clan Inc., a Delaware corporation (the “Maker”), hereby promises to pay to B. Riley Principal Commercial Capital, LLC, a Delaware limited liability company (the “Holder”), the principal sum of [●] ($[●]), together with interest thereon (as set forth below), accruing on and from the date hereof until the entire Balance (as defined below) is paid, at an annual rate equal to seven percent (7.0%), compounded quarterly (the “Interest Rate”). For purposes of this Note, “Balance” means, at the applicable time, the sum of all then outstanding principal and accrued but unpaid interest under this Note.

This Note is issued by the Maker pursuant to that certain Bridge Loan Agreement, dated as of [●], 2022 (the “Loan Agreement”), entered into by and between the Maker and the Holder, and is subject to, and the Maker and the Holder shall be bound by, all the terms, conditions and provisions of the Loan Agreement. Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

Section 1. Payment. All payments of cash hereunder shall be made in lawful money of the United States of America and in immediately available funds at the principal office of the Holder, or such other place as the Holder may from time to time designate in writing to the Maker. If any payment on this Note becomes due on a date that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment.

Section 2. Interest. Interest on this Note shall commence accruing on the date of funding of the Term Loan(s) evidenced hereby and shall be computed on the basis of a year, consisting of 365 or 366 days, as applicable, for the actual number of days elapsed and shall be payable in kind on each quarterly payment date (each, an “Interest Date”) with the first Interest Date being [●] and, subject to earlier acceleration, redemption or conversion, in cash on the Maturity Date.

Section 3. Prepayment. The Maker may prepay this Note in whole or in part at any time and from time to time, without penalty.

Section 4. Security Interest. Payment of this Note is secured by a security interest in certain property of the Maker pursuant to that certain Pledge and Security Agreement dated as of [●], 2022.

Section 5. New Note. Upon receipt of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note, the Maker will issue a new note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note, and in such event the Holder agrees to indemnify and hold harmless the Maker in respect of any such lost, stolen, destroyed or mutilated Note.

Section 6. Miscellaneous.

(a) No Liability. The Holder agrees that no director, officer or stockholder of the Maker shall have any personal liability for the repayment of this Note.

(b) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws or choice of laws.

(c) Collection Expenses. The Maker agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees, incurred by the holder of this Note in endeavoring to enforce its rights and/or collect any amounts payable hereunder which are not paid when due.

(d) Amendment. No failure or delay by the Holder in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder hereunder are cumulative and are not exclusive of any rights or remedies that he, she or it would otherwise have. No waiver of any provision of this Note shall in any event be effective unless the same shall be permitted by this Section 9(d), and then such waiver shall be effective only in the specific instance and for the purpose for which given. This Note may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Maker and the Holder. No amendment or waiver of this Note will extend to or affect any obligation, covenant, agreement, or Event of Default not expressly amended or waived or thereby impair any right consequent thereon.

(e) Waiver. The Maker hereby waives presentment, protest, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note.

(f) Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

(g) Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or four (4)  Business Days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (i) if to the Maker, as set forth below the Maker’s name on the signature page of this Note, and (ii) if to the Holder, at the Holder’s address as set forth below the Holder’s name on the signature page of this Note, or at such other address as the Maker or the Holder may designate by advance written notice delivered in accordance with the provisions of this Section 9(g) to the other party hereto.

(h) Headings; Interpretation. In this Note, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (ii) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Note, and (iii) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”. All references in this Note, if any, to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

(i) Counterparts; Facsimile Signatures. This Note may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Note by signing any such counterpart. This Note may be executed and delivered by facsimile, or by e-mail in portable document format (.pdf) and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other party.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Secured Convertible Note Purchase Agreement as of the Effective Date.

COMPANY:

FAZE CLAN INC.

By:
Name:
Title:

Address:	1800 N. Highland Ave., Suite 600
Los Angeles, CA 90028
Attention:

[Signature Page to Term Note]

Acknowledged and agreed by Holder:

HOLDER:

B. RILEY PRINCIPAL COMMERCIAL CAPITAL, LLC

By:
Name:
Title:

Address:

Attention:

[Signature Page to Term Note]